UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Post Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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☒	No fee required
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December 5, 2022

Dear Fellow Shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 26, 2023. We will hold the meeting at 9:00 a.m., Central Time. The meeting will be entirely virtual, conducted via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to shareholders for the fiscal year ended September 30, 2022, which contain detailed information about us and our operating and financial performance. On or about December 5, 2022, we began mailing to our shareholders these materials or a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.
Sincerely,
/s/ Robert V. Vitale
Robert V. Vitale
President and Chief Executive Officer

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 5, 2022
Notice of Annual Meeting of Shareholders
Dear Shareholders:
The Board of Directors, after careful consideration, has decided to hold the 2023 annual meeting of shareholders of Post Holdings, Inc. exclusively online, via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for shareholders. If you plan to attend the virtual meeting, please see the information below as well as the attendance and registration instructions in the proxy statement. There will be no physical location for the meeting.

Meeting Information:	Date:	Thursday, January 26, 2023
	Time:	9:00 a.m., Central Time
	Website:	https://meetnow.global/M7U9GKP
At the annual meeting, shareholders will consider the following matters:
1.the election of four nominees to the Company’s Board of Directors;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023;
3.advisory approval of the Company’s executive compensation; and
4.any other business properly introduced at the annual meeting.
The close of business on November 21, 2022 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the annual meeting, the proxy statement and the proxy card are first being sent or made available to shareholders on or about December 5, 2022.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and annual report to shareholders. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report to shareholders on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 26, 2023
This notice, the proxy statement attached to this notice and our annual report to shareholders for the fiscal year ended September 30, 2022 are available at www.envisionreports.com/POST and on our website at www.postholdings.com.

PROXY STATEMENT

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m., Central Time, on Thursday, January 26, 2023

Website:	https://meetnow.global/M7U9GKP

Record Date:	November 21, 2022

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting

VOTING ITEMS

Item		Board Recommendation	Page Reference

1	Election of Four Directors	For all nominees	14

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2023	For	19

3	Advisory Approval of the Company’s Executive Compensation	For	53

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS
The following table provides summary information about each director nominee as of November 14, 2022. At our annual meeting, shareholders will be asked to elect the four director nominees in Class II listed in the table below. The Board of Directors unanimously recommends a vote FOR each nominee.
Class II - Directors whose terms expire at the 2023 annual meeting of shareholders and who are nominees for terms expiring at the 2026 annual meeting

Name	Director Since	Occupation and Experience	Independent	Board Committees(1)
				AC	CGCC	EC	SFOC

Dorothy M. Burwell	2020	Partner, FGS Global (UK) Ltd	Yes	✓

Robert E. Grote	2012	Retired Executive	Yes		✓

David W. Kemper	2015	Executive Chairman, Commerce Bancshares, Inc.	Yes	✓

Robert V. Vitale	2014	President & CEO, Post Holdings, Inc.	No			✓	✓

(1)	AC - Audit Committee; CGCC - Corporate Governance and Compensation Committee; EC - Executive Committee; SFOC - Strategy and Financial Oversight Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023. The Board of Directors unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION
Our Board of Directors is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation programs, but rather addresses our overall approach to the compensation of our named executive officers. Please read Compensation Discussion and Analysis beginning on page 21 and the executive compensation tables beginning on page 38 for additional details about our executive compensation programs. The Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of our named executive officers.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
The Board of Directors (the “Board of Directors” or the “Board”) of Post Holdings, Inc. (“Post Holdings,” “Post,” the “Company” or “we”) is soliciting proxies for the 2023 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2022 annual report to shareholders will be available at www.envisionreports.com/POST beginning on December 5, 2022. On or about December 5, 2022, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on November 21, 2022, the record date for the 2023 annual meeting of shareholders. On the record date, there were 58,745,614 shares of our common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering our costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 5, 2022, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report to shareholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Why is the Company holding a virtual annual meeting? How can I attend?
The Board of Directors, after careful consideration, has decided that the annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively online via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for shareholders. We believe that hosting a virtual meeting will enable more shareholders to attend and participate in the meeting since shareholders can participate from any location around the world with Internet access. There will be no physical location for the annual meeting. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.
If you are a shareholder, you can attend the annual meeting online, vote and submit your questions prior to and during the meeting by visiting https://meetnow.global/M7U9GKP. Please follow the login and registration instructions outlined below. You will need a 15-digit control number to participate in the annual meeting.
Anyone may enter the annual meeting as a guest in listen-only mode at https://meetnow.global/M7U9GKP, but only shareholders of record and beneficial owners of shares who have registered for the meeting may participate in the annual meeting.
The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for logging in. Rules of conduct for the annual meeting will be posted on the annual meeting website at https://meetnow.global/M7U9GKP.
I am a shareholder of record. How do I register for the annual meeting?
If you are a shareholder of record (i.e., you hold your shares through the Company’s transfer agent, Computershare), then you do not need to register to attend the annual meeting virtually. To attend the meeting, please visit the annual meeting website at https://meetnow.global/M7U9GKP to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number printed in the shaded bar on your proxy card or Notice.
I am a beneficial owner of shares. How do I register for the annual meeting?
If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), then you must register in advance in order to attend the annual meeting virtually. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your Post Holdings, Inc. share holdings, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than Monday, January 23, 2023. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials. To attend the meeting, please visit the annual meeting website at https://meetnow.global/M7U9GKP to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number provided in the confirmation sent by Computershare.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or on the Internet.
What if I have trouble accessing the annual meeting virtually?
If you have difficulties logging into the annual meeting virtually, you can contact technical support at 888-724-2416 (locally) or 781-575-2748 (internationally) for technical assistance.
If there are any technical issues in convening or hosting the annual meeting, we will promptly post information to our newsroom website, www.postholdings.com/news/newsroom, including information on when the meeting will be reconvened.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:
1.the election of the four nominees to our Board of Directors named in this proxy statement;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2023;
3.advisory approval of the Company’s executive compensation; and
4.any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:
•shares registered directly in your name with our transfer agent, Computershare, for which you are considered the “shareholder of record”;
•shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and
•shares credited to your account in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan and the BellRing Brands, Inc. 401(k) Plan.
How can I vote my shares?
You can vote by proxy or online at the virtual annual meeting. If you intend to vote at the virtual annual meeting, please refer to “Why is the Company holding a virtual annual meeting? How can I attend?” on page 2, “I am a shareholder of record. How do I register for the annual meeting?” on page 2 and “I am a beneficial owner of shares. How do I register for the annual meeting?” on page 2.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.
Registered Shares: If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.
•Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week.
•Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week.

•Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.
If you submit your proxy using any of these methods, Jeff A. Zadoks or Diedre J. Gray, who have been appointed by our Board of Directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of the four nominees to our Board of Directors; “FOR” ratification of the appointment of our independent registered public accounting firm; and “FOR” the proposal regarding advisory approval of the Company’s executive compensation.
If any other matter is presented at the meeting, your proxy will authorize Jeff A. Zadoks or Diedre J. Gray to vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
How can I authorize someone else to attend the annual meeting or vote for me?
Shareholders of Record: Shareholders of record can authorize someone other than the individual(s) named on the proxy card or Notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the proxy card or Notice and inserting the name, address and email address of the individual being authorized. Request registration of an authorized representative for the annual meeting by forwarding an image of your updated proxy card or Notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Beneficial Owners of Shares: Beneficial owners of shares can authorize someone other than the individual(s) named on the legal proxy obtained from their brokers or banks to attend the virtual meeting or vote on their behalf by providing a written authorization to the individual being authorized along with a legal proxy. Contact information for the authorized individual, including name, address and email address, is required for registration of the authorized representative. Requests for registration of an authorized representative for the annual meeting, along with the contact information specified above and an image of your legal proxy, should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received by Computershare no later than Monday, January 23, 2023.
How can I change or revoke my proxy?
Shareholders of Record: You may change or revoke your proxy by voting again on the Internet or by telephone after submitting your original vote, by submitting a written notice of revocation to Post Holdings, Inc., c/o Corporate Secretary, 2503 S. Hanley Road, St. Louis, Missouri 63144 before the annual meeting, by requesting and returning a proxy card by mail with a later date, or by attending the virtual annual meeting and voting online. For all methods of voting, the last vote cast will supersede all previous votes.
Beneficial Owners of Shares: You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee.
How do I vote in person?
You will not be able to vote in person at the annual meeting as the annual meeting will be exclusively virtual this year. However, you will be able to vote online at the virtual annual meeting. See “How can I vote my shares?” on page 3.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.
How do I vote my shares in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan?
If you are both a shareholder of Post and a participant in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by 11:59 p.m., Eastern Time, on January 23, 2023, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the applicable plan. The trustee also will vote unallocated shares of our common stock held in the applicable plan in direct proportion to the voting of allocated shares in the applicable plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include a contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder includes written comments on a proxy card or other voting materials.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The election of each director nominee, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2023 and the advisory approval of the Company’s executive compensation must be approved by a majority of the shares represented at the annual meeting virtually or by proxy and entitled to vote on the matter.
Although the approval of the Company’s executive compensation is advisory and not binding on the Company, the Board of Directors and the Corporate Governance and Compensation Committee (the “Committee”), which is responsible for administering the Company’s executive compensation programs, are interested in the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
How are the voting results determined?
For each matter to be voted on at the annual meeting, shareholders may vote “for,” “against,” or “abstain.” For purposes of determining whether a nominee has been elected or a matter has been approved, a vote of “abstain” will be considered to be represented and entitled to vote at the annual meeting as to that particular nominee or other matter and will thus have the same effect as a vote “against” such nominee or other matter. If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock Exchange (the “NYSE”), and the beneficial owner of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the annual meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.
What happens if the annual meeting is adjourned or postponed?
If the annual meeting is adjourned or postponed, your proxy will still be valid and may be voted at the adjourned or postponed meeting.

How can I ask questions pertinent to annual meeting matters?
Shareholders may submit questions either before the annual meeting (from Monday, January 2, 2023 at 7:00 a.m., Central Time, until Thursday, January 19, 2023 at 4:00 p.m., Central Time) or during the annual meeting. If you wish to submit a question either before or during the annual meeting, please log into https://meetnow.global/M7U9GKP, enter your 15-digit control number, and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Questions or comments that relate to proposals that are not properly before the annual meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the annual meeting as determined in the sole discretion of the Company will not be answered. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before February 1, 2023. You also can go to our website at www.postholdings.com to access the Form 8-K. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Governance section within the Responsibility portion of our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. Our Board of Directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence and Role of the Independent Lead Director
Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Stiritz, our Chairman of the Board, and Mr. Erb, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the Board of Directors meet regularly in executive sessions without the presence of management. These sessions are normally held following or in conjunction with regular Board and committee meetings. The chairman of the Corporate Governance and Compensation Committee acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.
Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities that are described in our corporate governance guidelines, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to identify for appointment the members of the various Board committees. Mr. Grote currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. Mr. Grote has extensive knowledge about Post’s strategic objectives, the industry in which Post operates and the areas of strategic importance to Post. Our Chief Executive Officer confers regularly with Mr. Grote on a variety of topics, including updates on the Company’s business, merger and acquisition opportunities and other strategic matters. Mr. Grote also consults regularly with the Company’s independent compensation consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), and works closely with Aon to develop proposals for the design of our executive compensation programs, which are then reviewed by our Corporate Governance and Compensation Committee.

Code of Conduct
Our code of conduct sets forth our expectations for the conduct of business by our directors, officers and employees. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) our code of conduct on our website or in a report on Form 8-K.

Conflicts of Interest
Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors or executive officers may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.

No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares of the Company’s securities by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) and (ii) pledging, hypothecating or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account. Pursuant to the terms of the policy, directors and executive officers are afforded a reasonable opportunity to unwind or otherwise terminate any transaction existing as of the time such director or executive officer became subject to the policy that would otherwise violate the policy.

Structure of the Board of Directors
The Board of Directors is currently comprised of ten members. Our Amended and Restated Articles of Incorporation (as amended) and Amended and Restated Bylaws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting of shareholders. The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal in number as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of shareholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.

Board Meetings and Committees
The Board of Directors has the following four committees: Audit; Corporate Governance and Compensation; Executive; and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2022. During fiscal year 2022, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served, except for Mr. Callison due to illness and his death on July 18, 2022. Because our annual meeting of shareholders is purely routine in nature, our corporate governance guidelines do not require our directors to attend the annual meeting of shareholders, and accordingly, one director attended the 2022 annual meeting of shareholders. The table below sets forth the members of the Board of Directors and each committee as of November 14, 2022.

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Robert V. Vitale	•			•	•
Dorothy M. Burwell	•	•
Gregory L. Curl	•		•		•
Thomas C. Erb	•				•
Robert E. Grote	•		Δ
Ellen F. Harshman	•	•
David W. Kemper	•	Δ
Jennifer Kuperman	•	•
David P. Skarie	•		•	•
Meetings held in fiscal year 2022	8	4	5	0	4

Δ	–	Chair	•	–	Member

Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent registered public accounting firm, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available under the Governance section within the Responsibility portion of our website at www.postholdings.com. The Board of Directors also has determined, in its judgment, that Mr. Kemper, the chair of our Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our corporate governance guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 20 of this proxy statement.
Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report to shareholders, (c) issues a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to shareholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company and (iii) identifies individuals qualified to become members of our Board of Directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.
The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Governance section within the Responsibility portion of our website at www.postholdings.com. The report of the Corporate Governance and Compensation Committee can be found on page 52 of this proxy statement.
Executive Committee
The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the Board of Directors in exercising its responsibilities regarding the financial condition, objectives and strategy of the Company.

Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Amended and Restated Bylaws and our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee regularly reports to the Board of Directors on the progress of the Committee’s efforts. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Committee may extend an invitation to join the Board of Directors.

The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2024 annual meeting of shareholders should mail their suggestions to our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no later than September 28, 2023. Please also see the section Other Matters – Shareholder Director Nominations and Proposals for the 2024 Annual Meeting on page 60 for information regarding the more formal nomination process.

Other Board Service
Our corporate governance guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our corporate governance guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.
Mr. Vitale is our President and Chief Executive Officer and serves as a member of our Board of Directors, as well as on the board of directors of the publicly-traded company Energizer Holdings, Inc. and as executive chairman of the publicly-traded company BellRing Brands, Inc. (“BellRing”). We believe that Mr. Vitale has the capacity to serve in these various roles. BellRing is a former subsidiary of ours that manufactures products in the global convenient nutrition category and historically comprised Post’s active nutrition business. We spun off BellRing on March 10, 2022 through a distribution of approximately 78.1 million (or approximately 80.1%) of our shares of BellRing common stock to our shareholders (the “BellRing Spin-off”), and subsequently divested our remaining shares of BellRing common stock; consequently, as of November 25, 2022, we no longer hold any shares of BellRing common stock. Mr. Vitale became executive chairman of BellRing shortly before its October 2019 initial public offering (the “BellRing IPO”). Serving as executive chairman of BellRing is the formalization of the oversight role in which Mr. Vitale previously served for Post’s historical active nutrition business prior to the BellRing IPO. Mr. Vitale’s involvement with BellRing is the same as it was prior to the BellRing IPO, but with a formal title due to the separation of the two companies, and Mr. Vitale has not spent, and we do not expect Mr. Vitale to spend, a materially different amount of time dedicated to BellRing as he spent prior to either the BellRing IPO or the BellRing Spin-off. Since he began serving as BellRing’s executive chairman in 2019, Mr. Vitale’s service has not impacted the discharge of any of his duties at Post. In addition, BellRing has an independent lead director who undertakes many of the traditional responsibilities that are typically fulfilled by the chairperson of a board of directors. Therefore, our Board of Directors does not believe that Mr. Vitale’s other board commitments have interfered or will interfere with Mr. Vitale’s discharge of his duties as our President and Chief Executive Officer and as a member of our Board of Directors.

Role of the Board in Risk Oversight
The Board of Directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board of Directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board of Directors at regularly scheduled meetings. Over the course of the COVID-19 pandemic, the Board of Directors received updates from, and discussed these updates with, our management, including with regard to protecting the health and safety of our employees and evaluating the impact of the COVID-19 pandemic on strategy, operations, liquidity and financial matters.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, bonus plans measure performance on an annual basis but are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.

Board Leadership Structure
Our current Board leadership structure consists of:
•separate Chairman of the Board and Chief Executive Officer roles;
•an independent Lead Director;

•all non-management directors except for the Chief Executive Officer;
•independent Audit and Corporate Governance and Compensation Committees; and
•governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. William P. Stiritz serves as our non-executive Chairman of the Board, and Robert V. Vitale serves as our Chief Executive Officer. Mr. Vitale also is a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Vitale to focus on operating and managing our Company, while Mr. Stiritz can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership.
When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the Board considers various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Independent Lead Director and Independent Directors
Pursuant to our corporate governance guidelines, the chairman of the Corporate Governance and Compensation Committee, currently Mr. Grote, acts in the role of our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”
In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.

Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.

Policy on Director Diversity
Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates or who should be included in the initial pool of candidates when selecting new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board of Directors’ deliberations and enables the Board of Directors to better represent all of our constituents, including our diverse consumer base and workforce. Accordingly, the Committee seeks out highly qualified candidates with diverse backgrounds, skills and experiences. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. These considerations have been important factors in recent additions to the Board of Directors: three of our directors are women, Ms. Burwell, Ms. Harshman and Ms. Kuperman, and Ms. Burwell is African-American.

Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The Board of Directors has directed our corporate secretary to forward shareholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.

Environmental, Sustainability and Social Matters
We believe that integrating environmental, social and governance (“ESG”) considerations is key to creating long-term value for our shareholders and other stakeholders. Our Board of Directors is responsible for overseeing matters relating to our ESG practices and initiatives, and our Audit Committee is responsible for reviewing information concerning environmental matters that may represent material risk and the appropriate management thereof. Our Board of Directors also is responsible for reviewing our annual ESG reports and considering significant ESG trends that may impact our Company. To assist our Board of Directors in overseeing our ESG practices and initiatives, in fiscal year 2020, we formed two groups of key internal stakeholders: (i) an ESG Steering Committee that is comprised of senior leaders from across our Company, the mission of which is to steer our ESG direction by leading the development of our ESG strategy and recommending goals, policies, practices and disclosures that align with such strategy and (ii) an ESG Operations Council comprised of technical influencers from each of our businesses, the mission of which is to implement our ESG strategy by providing operational perspectives, aligning on technical elements of implementing our ESG program, sharing best practices and technical expertise between our businesses and ensuring an effective flow of ESG information throughout our Company. In fiscal year 2022, we further formalized our ESG program using a framework of four strategic pillars: sourcing responsibility, operational responsibility, product responsibility and social responsibility.

Environmental Sustainability
In fiscal year 2021, we launched a detailed and thoughtful process to establish enterprise-wide, concrete, measurable sustainability goals. The process was spearheaded by the ESG Steering Committee, with oversight from the Board of Directors and significant input from the ESG Operations Council. Based on the results of this process, we established six enterprise-wide sustainability goals related to greenhouse gas (“GHG”) emissions, no deforestation, water, waste, sustainable packaging and animal welfare. In fiscal year 2022, we made all six goals a priority focus area for our ESG program and we made progress on each goal. For example, we adopted a No Deforestation Policy and we joined the Sustainable Packaging Coalition®.
We remain committed to improved transparency around our programs and practices that impact ESG, including aligning disclosures with leading standards and frameworks such as the Global Reporting Initiative (GRI), the Sustainable Accounting Standards Board (SASB) and the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). In fiscal years 2021 and 2022, we provided detailed public responses to the CDP’s (formerly the Carbon Disclosure Project) annual climate change questionnaire, which responses included detailed quantitative metrics relating to our global environmental impact, such as data covering Scopes 1, 2 and 3 GHG emissions and climate-related risk assessments. In fiscal year 2022, we also enhanced our corporate website to increase the transparency, frequency and accessibility of ESG information. Further, our ESG Steering Committee will publish our third annual Environmental, Social and Governance Report in December 2022, which will be available on our website at www.postholdings.com/responsibility/esg-reports-and-disclosures. Information on our website, including in our annual ESG reports, does not constitute part of (and shall not be deemed incorporated by reference into) this proxy statement or any other document we file with the SEC.

Empowering People
Diversity, Equity and Inclusion
We are committed to building an inclusive culture throughout our organization. Our Diversity, Equity and Inclusion Council, which has representation from our holding company and each of our businesses, has been working to develop strategies and help establish initiatives for diversity, equity and inclusion (“DEI”) and create tools that can be used to align efforts and monitor and track progress across our organization. During fiscal year 2021, we completed an internal assessment of our processes and practices, including an enterprise-wide culture survey, which informed our plans to focus on the following enterprise-wide DEI initiatives in fiscal year 2022: (i) created an employee speak up line in an effort to foster a “speak up” culture with regard to DEI matters, (ii) developed training on how to foster more inclusive work environments, (iii) revised job descriptions to eliminate bias in our talent selection process, (iv) piloted several employee resource groups with a focus on DEI and (v) created a newsletter to share successful initiatives across our businesses, with a deliberate intention to learn and find ways to leverage such initiatives to support team member development and networking. Our Board of Directors receives periodic updates regarding our DEI efforts.
Health and Safety
We are committed to maintaining a healthy and safe workplace for our employees. We adhere to a global environmental, health, safety and sustainability policy. We utilize a comprehensive safety and risk management system that incorporates rigorous safety standards and practices, employee and leadership training to ensure consistent implementation of our safety protocols and periodic internal and external audits to evaluate our compliance with such policies. Through regular communications between safety teams and leaders, we strive to continuously improve and update our safety protocols and practices. Our senior leadership team and our Board of Directors receive periodic updates regarding the performance of our safety and risk management system and our risk mitigation activities.
Throughout the COVID-19 pandemic, we have adhered to our infectious disease preparedness and response plans, which continue to be informed by national and local data in the geographies in which we operate and which have continually been reviewed and updated by a cross-functional team comprised of human resources, health and safety and other employees across our organization as the pandemic has evolved. At various points during the pandemic, we have implemented a variety of safety measures to protect the health and safety of our employees. As the number of critical COVID-19 cases began to trend downward, and consistent with national and local health department direction, certain pandemic related safety measures were relaxed at our corporate offices and manufacturing facilities. However, if these trends were to reverse or a vaccine-resistant variant were to emerge and become prevalent, we would reevaluate our safety protocols at that time and implement any additional safety protocols needed. Emerging from the pandemic, we continue to highlight, invest in and recognize the importance of our employees to the success of our businesses.
Empowering People in our Communities
We are passionate about making a difference in our communities and use our time, talent and resources to give back. We primarily direct our community involvement to charities and other initiatives that focus on food insecurity and hunger relief, veterans and military families, education and at-risk youth and disaster relief. We make substantial donations of food to food banks, community kitchens and community health organizations.

Information Technology and Cybersecurity Risk Oversight

We recognize the importance of protecting our information and our information technology (“IT”) systems. With this in mind, we focus on IT and cybersecurity measures on both an enterprise-wide operational level, including at each of our businesses, and on an individual employee level. Accordingly, we have in place various methods and levels of IT and cybersecurity measures which are aimed at protecting our information and IT systems to help secure long-term value for our shareholders and other stakeholders.

By way of example, these measures generally include the following:

•industry standard targeted controls to protect our environment, including antivirus, antimalware, multi-factor authentication, long and regularly changed passwords, email security and firewalls to protect our assets and our ability to maintain operations;
•we use a number of technologies to help detect, identify and manage risks within our environments, including endpoint detect and response (EDR), security information and event management (SIEM) and vulnerability management;
•we have documented incident response processes that incorporate third party response retainers;
•we regularly assess our cybersecurity programs using external parties through cyber maturity assessments, penetration tests and other targeted controls assessments;
•our central systems are backed up and have associated disaster recovery plans;
•we are a member of an information sharing and analysis center (ISAC) to help us understand sector specific challenges and contribute to the overall cybersecurity community; and
•our employees complete various training and awareness programs addressing cybersecurity and data privacy challenges we face in our industry.

Our Audit Committee is responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives, and is briefed annually by our senior management on cybersecurity matters. To further assist our Audit Committee, we also have designated specific roles who oversee cybersecurity for the Company.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of four current directors (Ms. Burwell and Messrs. Grote, Kemper and Vitale) will expire at the 2023 annual meeting of shareholders. Our Board of Directors has nominated Ms. Burwell and Messrs. Grote, Kemper and Vitale for election for a three-year term that will expire in 2026. The Board of Directors is not aware that any of the nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Mr. Grote was elected to the Board effective February 3, 2012, immediately after Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) was completed. Mr. Vitale was elected to the Board effective November 1, 2014, Mr. Kemper was elected to the Board effective September 1, 2015 and Ms. Burwell was elected to the Board effective July 1, 2020.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Ms. Burwell and Messrs. Grote, Kemper and Vitale, unless you indicate on the proxy card contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.

Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our shareholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.
To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies and in the matrix provided below.
•Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
•Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.
•Industry Experience.  We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.
•Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.
•Public Company Experience.  Directors with experience as executives or directors of other publicly-traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our shareholders’ interests.
In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2022.

Board Matrix
The following matrix provides information regarding each nominee for election as a director and each continuing director, including certain types of experiences and skills that the Board of Directors has determined are important and certain diversity demographics. The matrix does not encompass all of the experiences and skills of our directors, and the fact that a particular experience or skill is not listed does not mean that a director does not possess it.

	Burwell	Curl	Erb	Grote	Harshman	Kemper	Kuperman	Skarie	Stiritz	Vitale
Experiences and Skills
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial or Accounting Acumen	✓	✓	✓			✓	✓	✓	✓	✓
Industry Experience						✓		✓	✓	✓
Operational Experience	✓			✓	✓	✓	✓	✓	✓	✓
Public Company Experience		✓		✓		✓	✓	✓	✓	✓
Race/Ethnicity
Black/African American	✓
Caucasian/White		✓	✓	✓	✓	✓	✓	✓	✓	✓
Other
Gender
Female	✓				✓		✓
Male		✓	✓	✓		✓		✓	✓	✓
Nominees for Election
DOROTHY M. BURWELL has served as a member of the Board of Directors since July 2020. Ms. Burwell joined The Finsbury Group Limited, now FGS Global (UK) Ltd (“FGS Global”), a global strategic communications consultancy part of WPP PLC (“WPP”), in 2008, and has been a partner at FGS Global since September 2015. Ms. Burwell has played an integral role in the firm’s diversity efforts, serving on its global diversity committee and as an executive sponsor for WPP’s inter-agency diversity steering group, which oversees diversity and inclusion initiatives across the United Kingdom (the “U.K.”). Prior to joining FGS Global, Ms. Burwell spent six years at Goldman Sachs, a multinational investment bank and financial services company, in the investment banking division as well as in the firmwide strategy group. Ms. Burwell serves on the board of directors of Pennon Group plc, a U.K. publicly-listed water utility company, and on the board of directors of its U.K. publicly-listed subsidiary, Bristol Water plc, a water supply company. Ms. Burwell also serves as a trustee of The Consumer’s Association, the registered charitable name of Which? Group, the largest independent consumer rights organization in the U.K., and as the chair of trustees for the London chapter of The Links, Incorporated, a nonprofit organization committed to strengthening disadvantaged Black communities in the United States and internationally. Ms. Burwell has expertise in stakeholder engagement, corporate transactions, capital markets communications and crisis management. Age 42.
ROBERT E. GROTE has served as a member of the Board of Directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than 20 years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration. He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel Corporation, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri. Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 79.
DAVID W. KEMPER has served as a member of the Board of Directors since September 2015. Mr. Kemper became Executive Chairman of Commerce Bancshares, Inc., a publicly-traded bank holding company, in August 2018, after serving as its chairman and chief executive officer since 1991. Mr. Kemper is a director of Tower Properties Company, a property management company, and Enterprise Holdings, Inc., a private holding company of car rental companies. Mr. Kemper previously served as president of the Federal Advisory Council to the Federal Reserve. Mr. Kemper also previously served on the board of directors of Ralcorp from 1994 to 2013. Mr. Kemper has extensive managerial expertise, including as a chief executive officer, experience in financial operations and expertise with large corporations. Age 72.

ROBERT V. VITALE has served as our President and Chief Executive Officer and as a member of the Board of Directors since November 2014. Previously, Mr. Vitale served as our Chief Financial Officer from October 2011 until November 2014.  Mr. Vitale served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Mr. Vitale has been the executive chairman of BellRing Brands, Inc., a publicly-traded former subsidiary of ours that manufactures products in the global convenient nutrition category, since September 2019, is a member of the board of directors of 8th Avenue Food & Provisions, Inc., which we separately capitalized with third parties, and has been the president and chief investment officer of Post Holdings Partnering Corporation, our publicly-traded affiliate that is a special purpose acquisition company formed for the purpose of effecting a partnering transaction with one or more businesses, since January 2021. Mr. Vitale also serves on the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products. Age 56.
Directors Continuing in Service
WILLIAM P. STIRITZ has served as our Chairman of the Board of Directors since February 2012. Previously, Mr. Stiritz served as our Chief Executive Officer from February 2012 until November 2014 and served as our Executive Chairman from November 2014 until February 2016. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was chairman emeritus of the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products, from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings, Inc. from 2000 to 2007. In addition, he served as a director of Vail Resorts, Inc., a publicly-traded global mountain resort operator, from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman of a number of public and private companies, and experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 88.
GREGORY L. CURL has served as a member of the Board of Directors since February 2012. Mr. Curl has been President of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. Mr. Curl also serves on the board of directors of CITIC Limited, one of China’s largest conglomerates focusing primarily on financial services, resources and energy, manufacturing, engineering contracting and real estate. In addition, Mr. Curl serves as the chairman of the board of directors of Rivulis Irrigation Ltd., a wholly-owned subsidiary of Temasek Holdings that is a global manufacturer and provider of complete micro and drip irrigation systems and solutions, and as the chairman of the board of directors of its affiliate, Rivulis Pte Ltd. Mr. Curl has over 35 years of experience and background in the financial services industry, particularly in mergers and acquisitions. Age 74.
THOMAS C. ERB has served as a member of the Board of Directors since May 2021. Mr. Erb is the Chairman Emeritus of Lewis Rice LLC (“Lewis Rice”), a St. Louis regional law firm with over 150 lawyers, and most recently served as Chairman of Lewis Rice from May 2012 until August 2020. Mr. Erb has spent his entire forty-plus year legal career with Lewis Rice. Mr. Erb has served as an advisory director of the CIC Group, a privately held construction company, since 2015, and previously served on the board of directors of the United Way of Greater St. Louis, a privately-funded charitable organization, from 2012 to 2020. Mr. Erb has two years of public accounting experience. Mr. Erb has expertise and background in legal affairs, human resources, employee relations, strategic planning, management and finance. Age 69.
ELLEN F. HARSHMAN has served as a member of the Board of Directors since October 2017. Ms. Harshman most recently served as the Dean Emerita of the Richard A. Chaifetz School of Business (previously the John Cook School of Business) at Saint Louis University, where she worked at the direction of the Saint Louis University president to lead and manage an institutional project to celebrate the university’s bicentennial, from 2015 until her retirement in January 2019. From 2013 to 2015, Ms. Harshman served as the chief academic officer of Saint Louis University. Ms. Harshman served as the dean of the Richard A. Chaifetz School of Business at Saint Louis University from 2003 to 2013 and was the first female dean of a major business school in the St. Louis, Missouri area. Ms. Harshman also served as an associate professor of management. Ms. Harshman has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 77.
JENNIFER KUPERMAN has served as a member of the Board of Directors since May 2021. Ms. Kuperman is currently the Senior Vice President of Corporate Affairs at Chime, a financial technology company. Previously, Ms. Kuperman was head of international corporate affairs at Alibaba Group Holding Limited, a multinational conglomerate holding company specializing in eCommerce, retail, internet and technology, from April 2016 until January 2021 and served as vice president, international corporate affairs at Alibaba Group Holding Limited from August 2014 to April 2016. Prior to joining Alibaba Group Holding Limited, Ms. Kuperman was senior vice president of corporate brand and reputation at Visa Inc., a global payments technology company, from April 2013 to August 2014 and chief of staff, office of the chairman and chief executive officer at Visa Inc. from August 2010 to April 2013. Ms. Kuperman also served as head of global corporate communications and citizenship at Visa Inc. from August 2008 to July 2010 and head of employee and client communication at Visa Inc. from August 2004 to June 2008. Ms. Kuperman serves on the board of directors of BellRing Brands, Inc., a publicly-traded former subsidiary of ours that manufactures products in the global convenient nutrition category, and Post Holdings Partnering Corporation, our publicly-traded affiliate that is a special purpose acquisition company formed for the purpose of effecting a partnering transaction with one or more businesses. Ms. Kuperman also serves on the board of directors of Kyriba, a global leader in cloud treasury and finance solutions, as well as CoachArt, a nonprofit organization that provides arts and recreational opportunities to youth with chronic and life-threatening illnesses. Ms. Kuperman has experience in significant leadership positions and extensive international experience. Age 49.
DAVID P. SKARIE has served as a member of the Board of Directors since February 2012. Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Prior to serving as co-chief executive officer and president of Ralcorp, Mr. Skarie served as president of several other companies in the consumer food products industry, including Ralston Foods and The Carriage House Companies. Mr. Skarie also served on the board of advisors of Clement Pappas and Company, Inc. (which has since merged into Lassonde Industries), a private label juice company, from 2002 until 2010. Mr. Skarie has expertise and background in the consumer packaged goods industry, including as a chief executive officer. Age 76.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting of shareholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2022 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2021 and for other services during that fiscal year.

	Year Ended September 30,
	2022	2021
Audit fees(1)	$4,963,920	$5,688,400
Audit-related fees(2)	$—	$—
Tax fees(3)	$643,800	$667,981
All other fees(4)	$12,900	$12,900
_________
(1)Audit fees relate primarily to the audit and reviews of our financial statements and comfort letters, consents and reviews of SEC registration statements.
(2)Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.
(4)All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.
With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.
The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2022.
Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Audit Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2022, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2022 be included in our Annual Report on Form 10-K filed with the SEC for that year.
Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.
David W. Kemper, Chairman
Dorothy M. Burwell
Ellen F. Harshman
Jennifer Kuperman

COMPENSATION OF OFFICERS
Compensation Discussion and Analysis
Introduction
The following Compensation Discussion and Analysis (the “CD&A”) describes our fiscal year 2022 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 38, which provide detailed compensation information for our following named executive officers (the “named executive officers” or the “NEOs”):

Name	Title
Robert V. Vitale	President and Chief Executive Officer
Jeff A. Zadoks(1)	Executive Vice President and Chief Financial Officer
Nicolas Catoggio	President & CEO, Post Consumer Brands
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary
Mark W. Westphal	President, Foodservice
(1) Effective December 1, 2022, Mr. Zadoks transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President and Chief Operating Officer. Effective December 1, 2022, Matthew J. Mainer transitioned from Senior Vice President and Treasurer to Senior Vice President, Chief Financial Officer and Treasurer.

Total Compensation Opportunity
Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives. A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).
Executive Summary
Performance and Company Highlights for Fiscal Year 2022
We view the Company’s performance in two primary ways:
•operating and financial performance; and
•return to shareholders over time, both on an absolute basis and relative to similar companies.
Post Holdings provides strategic oversight, capital allocation and shared corporate services to each of its operating businesses. In addition, during fiscal year 2022, Post Holdings’ executives provided strategic guidance to Post Holdings’ shared platforms, BellRing and 8th Avenue Food & Provisions, Inc., as well as Post Holdings’ publicly-traded special purpose acquisition company, Post Holdings Partnering Corporation. We also measure the Company’s performance in our ability to create unique and dynamic investment opportunities and creative financing and mergers and acquisitions structures.
We continue to closely monitor the impact of the COVID-19 pandemic on our businesses. We experienced higher demand in our foodservice business during fiscal year 2022 compared to fiscal year 2021 as away-from-home food demand has continued to recover from the impacts of the pandemic. Our products sold through retail channels generally experienced an uplift in sales through the first half of fiscal year 2021, driven by increased at-home consumption in reaction to the COVID-19 pandemic, and returned to normalized levels in fiscal year 2022. We have experienced inflationary headwinds across all segments of our business and we continue to mitigate these impacts through sales price increases and cost saving measures. We also have experienced some challenges resulting from the COVID-19 pandemic, including labor shortages, input and freight inflation and other supply chain disruptions, including input availability. While we do not have operations in Russia, Ukraine or Belarus and do not have significant direct exposure to customers or suppliers in those countries, the ongoing conflict in Ukraine and the subsequent economic sanctions imposed by some countries also have caused our businesses and operations to be negatively impacted by increased inflation, escalating energy and fuel prices and constrained availability, and thus increasing costs, of certain raw materials and other commodities, and declarations of force majeure by certain suppliers during fiscal year 2022.
Despite these challenges, during fiscal year 2022, we achieved a number of strategic and financial accomplishments that we believe will benefit the Company and our shareholders alike in the coming years:
•We divested the majority of our interest in BellRing.
◦In March 2022, we completed the BellRing Spin-off, which was intended to be tax-free to our shareholders (except to the extent of any cash received in lieu of fractional shares).

◦In August 2022, we exchanged 14.8 million of our remaining shares of BellRing common stock with certain of our lenders to repay approximately $340 million of debt (see Spin-Off of BellRing below for further information).
•We delivered on our financial commitments.
◦In November 2021, the Company announced expected Adjusted EBITDA of between $1.16 and $1.20 billion for fiscal year 2022, including the full fiscal year results of BellRing. In April 2022, following the completion of the BellRing Spin-off, the Company announced expected Adjusted EBITDA for fiscal year 2022 to be between $910 and $940 million, excluding any results of BellRing for the entirety of fiscal year 2022.

◦Ultimately, the Company delivered $963.5 million of Adjusted EBITDA, which was over $20 million ahead of the Company’s revised guidance.

•Our stock price at the end of fiscal year 2022 was $81.91, an increase of approximately 22.3% from the date of the BellRing Spin-off (based on the opening price of a share of our common stock on the day immediately following the BellRing Spin-off).
•We opportunistically repurchased approximately 4.9 million shares of our common stock at an average price of $76.79 (exclusive of broker commissions), which was approximately 6.3% below our stock price at the end of fiscal year 2022 of $81.91. The average price of $76.79 was adjusted to remove the value of the BellRing common stock spun-off to our shareholders for repurchases that occurred prior to the BellRing Spin-off, which value was calculated to be $34.66 per share based on the closing price of a share of BellRing common stock on the date of the BellRing Spin-off multiplied by the number of shares of BellRing common stock our shareholders received for each share of our common stock held.

•We redeemed approximately $840 million in debt in conjunction with the BellRing Spin-off. We also conducted a cash tender offer and retired approximately $522 million in debt, and repurchased and retired approximately $191 million in principal value of outstanding debt through open market repurchases of senior notes, at an average discount of approximately 13.7%.
•We raised $500 million in long-term debt at a yield of 4.819%, and an additional $575 million in convertible long-term debt at a yield of 2.50%.
•We completed the acquisition of Lacka Foods Limited, a distributor and marketer of high protein, ready-to-drink shakes under the UFIT™ brand primarily in the United Kingdom, and we completed the sale of our Willamette Egg Farms business.
Spin-Off of BellRing
In October 2019, we completed an initial public offering of a minority interest in our historical active nutrition business. As a result of the BellRing IPO and certain other transactions completed in connection with the BellRing IPO, BellRing became a publicly-traded holding company in the global convenient nutrition category offering ready-to-drink shake and powder protein products. On March 10, 2022, we completed the spin-off of BellRing through a distribution of approximately 78.1 million (or approximately 80.1%) of our shares of BellRing common stock to our shareholders. Our shareholders received 1.267788 shares of BellRing common stock for each share of Post common stock held as of February 25, 2022. The BellRing Spin-off was intended to be tax-free to our shareholders (except to the extent of any cash received in lieu of fractional shares). In August

2022, we exchanged 14.8 million of our remaining shares of BellRing common stock with certain of our lenders to repay approximately $340 million of debt, and in November 2022, we exchanged all of our remaining 4.6 million shares of BellRing common stock with one of our lenders to repay outstanding debt. As of November 25, 2022, we no longer hold any shares of BellRing common stock.
Mr. Vitale, our President and Chief Executive Officer, continues to serve as the executive chairman of the board of directors of BellRing. Mr. Vitale became the executive chairman of the board of directors of BellRing shortly before the BellRing IPO, and his appointment as executive chairman of BellRing was the formalization of the oversight role in which he previously served for Post’s historical active nutrition business prior to the BellRing IPO. Mr. Vitale’s continuing involvement with BellRing is the same as it was prior to each of the BellRing Spin-off and the BellRing IPO. Mr. Vitale has not spent, and we do not expect Mr. Vitale to spend, a materially different amount of time dedicated to BellRing as he spent prior to either the BellRing Spin-off or the BellRing IPO. Since he began serving as BellRing’s executive chairman in 2019, Mr. Vitale’s service has not impacted the discharge of any of his duties at Post. See the section Corporate Governance – Other Board Service on page 10 for further information.
Management Team Drives Performance and Creates Shareholder Value
We are a shareholder value driven organization and our compensation philosophy is designed to be aligned with shareholder interests. Management’s objective is to maximize total shareholder return (“TSR”), and compensation decisions are guided by the principle of creating shareholder value.
2022 Say-on-Pay Vote
We received 84.4% support from our shareholders for the compensation of our named executive officers at our 2022 annual meeting of shareholders. For fiscal year 2022 compensation plan design decisions, the Committee considered this vote outcome, as well as the program and governance enhancements made in recent years in direct response to our shareholder outreach.
Shareholder outreach is a cornerstone of our governance profile. We regularly engage with our shareholders to discuss issues, including, but not limited to, the status of and outlook for our business, the compensation arrangements used to support our business strategy and general governance topics. We seek a collaborative approach to issues of importance to our investors, and want to ensure that our corporate governance practices remain industry-leading from their perspectives.
Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
√	Enforce strict insider trading policies - adopted an anti-hedging and anti-pledging policy and enforce blackout trading periods for executives and directors	X	No hedging or pledging of Company stock by executives or directors
√	Utilize a clawback policy for performance-based compensation	X	No single-trigger or modified single-trigger change-in-control arrangements
√	Set meaningful stock ownership guidelines for executives and directors	X	No change-in-control severance multiple in excess of three times salary and target/actual bonus
√	Disclose performance goals and performance results for our Senior Management Bonus Program and our performance-based restricted stock unit (“PRSU”) equity grants	X	No excise tax gross-ups upon a change in control
√	Set a maximum individual payout limit on our Senior Management Bonus Program and our PRSU equity awards	X	No re-pricing or cash buyout of underwater stock options or stock appreciation rights (“SARs”) allowed

What We Do (Best Practice)		What We Don’t Allow
√	In fiscal year 2022, approximately 90% of our Chief Executive Officer’s total pay opportunity was variable “at risk” compensation. Our other NEOs also had on average approximately 82% of their total compensation in variable “at risk” programs.	X	No enhanced retirement formulas
√	Limited perquisites and other benefits	X	No executive officer guaranteed compensation either annually or multi-year
√	Incorporate general severance and change-in-control provisions in our management continuity agreements and Executive Severance Plan that are consistent with market practice, including double-trigger requirements for change-in-control protection	X	No market timing with granting of equity awards
√	Retain an independent compensation consultant reporting directly to the Committee	X	No discretionary adjustments to our Senior Management Bonus Program or long-term incentive programs in favor of our NEOs
Our executive compensation programs are intended to attract and retain executive officers and to align the interests of our executive officers and our shareholders. The Committee’s objectives for our programs include, but are not limited to, the following:
•reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;
•enhancing shareholder value by focusing management on financial metrics that drive value;
•focusing on at-risk compensation versus fixed compensation;
•attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation; and
•aligning executive decision-making with business strategy and discouraging excessive risk taking.
The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the officer’s current responsibilities and value to the Company, future leadership potential and individual/corporate/business performance.
We believe that our executive compensation structure strikes a balance of incentive opportunities based on:
•financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance longer-term shareholder value;
•stock price performance to focus our executive team on delivering superior long-term shareholder value; and
•TSR against companies in our industry to focus on delivering superior shareholder value.

The following table outlines the elements of our executive pay programs and each element’s relationship with our ongoing annual executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance-Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Bonus (Senior Management Bonus Program)	Encourages achievement of financial performance metrics that drive short-term results	Based on achievement of predefined corporate and business financial performance objectives	Performance-Based

Long-Term Incentives (“LTI”)	Align executives’ long-term compensation interests with shareholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance-Based

Performance-Based Restricted Stock Units	Motivate corporate executives to provide superior TSR over the long term	Three-year TSR ranking versus Russell 3000 Packaged Foods & Meats companies	Performance-Based

Restricted Stock Units (“RSUs”)	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Require stock price growth for our executives to recognize increased value	Performance-Based

Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft (see page 35)	Fixed

Fiscal Year 2022 NEO Target Compensation Structure Summary
Component	Summary
Base Salary
The following salaries were approved for fiscal year 2022:
•Mr. Vitale: $1,224,000 (no increase)
•Mr. Zadoks: $625,000 (2.1% increase)
•Mr. Catoggio: $650,000 (4.0% increase)
•Ms. Gray: $625,000 (4.2% increase)
•Mr. Westphal: $600,000 (no increase)
Fiscal year 2022 compensation decisions were based on a combination of competitive peer company market data provided by our independent consultant, internal alignment and individual performance.

Fiscal Year 2022 NEO Target Compensation Structure Summary
Target Annual Bonus (Senior Management Bonus Program)
Our NEOs’ target bonus percentages did not change from fiscal year 2021.
For Mr. Vitale, Mr. Zadoks and Ms. Gray, our fiscal year 2022 Senior Management Bonus Program design was modified to be a four-pronged approach with 25% weighting on the Adjusted EBITDA performance for each of our four wholly-owned business units.
For Mr. Catoggio and Mr. Westphal, our fiscal year 2022 program design did not change. Their bonus opportunity was based solely on the Adjusted EBITDA performance for their specific business units.
For fiscal year 2022, earned payouts were not made in cash, but rather were made in RSUs that vest on the first anniversary of the grant date.
The following target bonus opportunities were approved for fiscal year 2022:
•Mr. Vitale: 150% of base salary
•All other NEOs: 100% of base salary

Long-Term Incentives
Regular On-Going Equity Grants
We offer a balanced equity portfolio to ensure our executives’ opportunities are linked to increases in shareholder value beyond grant date. We believe a combination of LTI programs with significant performance-based value and efficient share utilization is most appropriate.
The weighting of our fiscal year 2022 equity grants was consistent with fiscal year 2021. Approximately 50% of total value was apportioned to each of PRSUs and RSUs.
The one exception was Mr. Catoggio. He received a portion of his equity grant when he joined the Company in September 2021. The combination of his September 2021 and fiscal year 2022 regular equity grants was approximately 60% PRSU value and 40% RSU value.
•PRSU program: Measures the Company’s three-year TSR performance ranking versus the Russell 3000 Packaged Foods & Meats companies. Further, in addition to receiving a PRSU based on TSR performance, a portion of Mr. Catoggio’s fiscal year 2022 PRSU grant opportunity is based on Post Consumer Brands’ three-year cumulative Adjusted EBITDA.
•RSU program: RSUs vest one-third per year on the first, second and third anniversaries of the grant date. Mr. Catoggio also received a special onboarding RSU grant in September 2021 with four-year cliff vesting.

Total Compensation Mix
Our mix of total compensation, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation:

Compensation Decision Process
Role of the Committee
The Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:
•considering input from our shareholders;
•reviewing and assessing competitive market data;
•reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;
•reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;
•evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and
•approving any changes to the total compensation programs for the NEOs, including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Executive Vice President, General Counsel and Chief Administrative Officer and human resources and legal teams, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.
Role of Management
For executive officers other than himself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. His recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our executive officers, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations, in conjunction with the Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Committee retains the services of Aon, in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings. The Committee makes all final decisions regarding executive compensation.
Aon’s specific compensation consultation roles include, but are not limited to, the following:
•advising the Committee on director and executive compensation trends and regulatory developments;
•developing a peer group of companies for determining competitive compensation rates;
•providing a total compensation study for executives against peer companies;
•providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;
•serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and
•advising the Committee on management’s pay recommendations.
The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) of the

Exchange Act. Based on this review, the Committee concluded that there are no conflicts of interest raised by the work performed by Aon.
Role of Peer Companies and Competitive Market Data
Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2022 pay decisions:
•Industry: similar to Post, based on the Global Industry Classification System (GICS) code of Packaged Foods & Meats;
•Company size: approximately 0.4 times to 3 times Post’s annual revenues, with a secondary focus on market cap;
•Peers: companies using Post in their compensation peer group;
•Peers of peers: companies used in the peer groups of potential peer companies; and
•Competitors: companies that compete with Post for business and management talent.
No changes were made to the prior fiscal year peer group to assist with fiscal year 2022 pay decisions. The peer group consisted of the following 15 companies:

•Campbell Soup Company •Conagra Brands, Inc. •General Mills, Inc. •The Hain Celestial Group, Inc. •The Hershey Company •Hormel Foods Corporation •The J. M. Smucker Company •Kellogg Company	•Lamb Weston Holdings, Inc. •McCormick & Company, Incorporated •Monster Beverage Corporation •Newell Brands Inc. •Pilgrim’s Pride Corporation •Primo Water Corporation •TreeHouse Foods, Inc.
The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. The Committee also evaluates the compensation programs of other companies which, while not in the peer set, have similar characteristics of Post’s business model, complexity and sophistication.
Timing of Compensation Decisions
Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting of the fiscal year, normally held in November. This meeting is typically held around the same time as we report our fourth quarter and annual financial results for the preceding fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions. In advance of its regularly scheduled November meeting, the Committee often has pre-meetings or other off-cycle discussions to give thorough consideration to the appropriate amount and structure of compensation for our executives.
Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, also typically are made at the Committee’s first regularly scheduled meeting for the fiscal year. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting.

Determination of CEO Compensation
At its first regularly scheduled meeting of the fiscal year, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s compensation.
2022 Compensation Elements
Base Salary
Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. For fiscal year 2022, compensation decisions were based on a combination of competitive peer company market data provided by our independent consultant, internal equity and alignment and individual performance. The Committee reviews base salaries for our executive officers annually.

Name	Fiscal Year 2022 Base Salary	Change from Fiscal Year 2021
Robert V. Vitale	$1,224,000	0%
Jeff A. Zadoks	$625,000	2.1%
Nicolas Catoggio	$650,000	4.0%
Diedre J. Gray	$625,000	4.2%
Mark W. Westphal	$600,000	0%
Annual Bonus (Senior Management Bonus Program)
Our NEOs are eligible to earn incentives based on fiscal year performance. The Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for shareholders. Performance is measured at both the corporate and business unit level.
For fiscal year 2022, the Committee approved a slightly modified program structure, as follows:
•Corporate-level NEOs: For Mr. Vitale, Mr. Zadoks and Ms. Gray, rather than using 100% total Adjusted EBITDA performance of the Company as a whole as the primary performance metric, the Committee approved a structure weighted 25% for each of our four wholly-owned business unit’s—Post Consumer Brands, Foodservice, Refrigerated Retail and Weetabix—fiscal year 2022 Adjusted EBITDA performance. Our rationale for this design change was to encourage our corporate-level NEOs to spend equal time and effort on the strengths of each of our four wholly-owned business units. The results of BellRing were excluded from the program structure, as the BellRing Spin-off had previously been announced before the establishment of performance goals.
•All NEOs: Earned amounts were paid in an RSU grant (rather than cash) made after the conclusion of fiscal year 2022 with vesting on the first anniversary of the grant date, generally subject to continued employment, with certain exceptions. Our rationale for this design change was to encourage the long-term retention of our NEOs and align their interests with the interests of our shareholders.
Adjusted EBITDA continues to be the best metric for measuring performance achievement levels of our executive officers because it is directly linked to shareholder returns, and it is a clear straight-forward financial metric. Potential financial adjustments to determine performance levels include items such as transaction costs and integration costs, provision for legal settlements, non-cash stock-based compensation and other items that the Company believes do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other fiscal periods. These adjustments are consistent with our announced results.
Upon completion of the fiscal year, the Committee determines achievement levels versus the pre-approved financial targets. The Committee also performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points. Performance achievement below the threshold level generally will result in a lower bonus amount, to the extent discretion may be and is exercised, or no bonus at all. The Committee retains flexibility to make adjustments as needed to incorporate the results of its comprehensive financial review, consistent with the terms of the Senior Management Bonus Program.

Target award opportunities: The following target bonuses (as a percentage of base salary) were approved for fiscal year 2022. No changes were made from the fiscal year 2021 target bonus percentages.

Name	Fiscal Year 2022 Target (1) (% of Salary)	Change from Fiscal Year 2021
Robert V. Vitale	150%	No change
Jeff A. Zadoks	100%	No change
Nicolas Catoggio	100%	N/A
Diedre J. Gray	100%	No change
Mark W. Westphal	100%	No change
(1) Participants may earn from 50% to 150% of target bonus based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels are interpolated on a straight-line basis. Performance achievement below the threshold level generally will result in a lower bonus amount, to the extent discretion may be and is exercised, or no bonus at all.
Target and Actual Fiscal Year 2022 performance: The following levels were approved for Business Unit Adjusted EBITDA for fiscal year 2022:
(dollars and British pounds in millions)

Fiscal Year 2022 Adjusted EBITDA Goals / Achievement	Threshold (1)	Target (1)	Maximum (1)	Actual (1)	Payout as a % of Target
Post Consumer Brands—Corporate NEOs (2)	$453.15	$477.00	$500.85	$456.50	57.00%
Post Consumer Brands—Mr. Catoggio (2)	$443.65	$467.00	$490.35	$446.50	56.10%
Foodservice (3)	$237.50	$250.00	$262.50	$292.30	150.00%
Refrigerated Retail (4)	$134.24	$141.30	$148.37	$137.80	75.00%
Weetabix (5)	£108.30	£114.00	£119.70	£114.10	101.00%
(1) When evaluating financial goals/results, the Committee generally excludes non-recurring or extraordinary items.
(2) Post Consumer Brands-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Post Consumer Brands segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization and integration costs. The target Adjusted EBITDA for Animated Brands, the Peter Pan nut butter brand business acquired by Post Consumer Brands in fiscal year 2021, was not included in Mr. Catoggio’s Post Consumer Brands’ goals because in fiscal year 2022 it was not yet fully integrated into the organization design of Post Consumer Brands and largely kept separate from the rest of the Post Consumer Brands business. However, Mr. Catoggio would earn credit for any Adjusted EBITDA of Animated Brands over its approved $10 million Adjusted EBITDA target in order to encourage Mr. Catoggio to focus on the success of the Animated Brands business. Animated Brands ultimately achieved $18.3 million in Adjusted EBITDA in fiscal year 2022, resulting in Mr. Catoggio earning credit for an additional $8.3 million of Adjusted EBITDA.
(3) Foodservice-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Foodservice segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization, mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities, provision for legal settlements, asset disposal costs and costs expected to be indemnified, net.
(4) Refrigerated Retail-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Refrigerated Retail segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization and integration costs. The Refrigerated Retail-Adjusted EBITDA performance levels for fiscal year 2022 were adjusted to remove the Willamette Egg Farms business (“WEF”), which the Company sold in December 2021, for the portion of fiscal year 2022 that WEF was not owned by the Company.
(5) Weetabix-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Weetabix segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization, mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities, transaction costs, noncontrolling interest adjustment and inventory revaluation adjustment on acquired businesses. Performance of the Weetabix business unit is measured in the British pound, the local currency of Weetabix.

Based on the approved fiscal year 2022 performance results above and the results of the Committee’s comprehensive financial review, the Committee approved the bonus amounts set forth in the table below. These bonus amounts were paid with an RSU grant to each NEO (rather than cash) after the conclusion of fiscal year 2022 on November 15, 2022, with full vesting on the one-year anniversary of the date of grant, generally subject to continued employment with some exceptions.

Approved Fiscal Year 2022 Actual Bonuses
Name	Fiscal Year 2022 Target Bonus (% of Salary)	Fiscal Year 2022 Actual Bonus Earned (% of Target) (1)	Fiscal Year 2022 Actual Bonus Earned (in Dollars) (1)	Fiscal Year 2022 Actual Bonus Earned (in RSUs Granted)
Robert V. Vitale	150%	95.75%	$1,757,970.00	20,232
Jeff A. Zadoks	100%	95.75%	$598,437.50	6,887
Nicolas Catoggio	100%	56.10%	$364,650.00	4,197
Diedre J. Gray	100%	95.75%	$598,437.50	6,887
Mark W. Westphal	100%	150.00%	$900,000.00	10,358
(1) For Mr. Vitale, Mr. Zadoks and Ms. Gray, earned payout amounts were calculated using 25% weighting for each of our four wholly-owned business unit’s fiscal year 2022 Adjusted EBITDA performance. For Mr. Catoggio, the earned payout amount was based on Post Consumer Brands’ fiscal year 2022 Adjusted EBITDA performance (excluding Animated Brands) and an additional $8.3 million of Adjusted EBITDA performance attributed to Animated Brands, the amount by which Animated Brands exceeded its approved $10 million Adjusted EBITDA target in fiscal year 2022. For Mr. Westphal, the earned payout amount was based solely on Foodservice’s fiscal year 2022 Adjusted EBITDA performance.
Long-Term Incentives – Fiscal Year 2022 Grants
The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation opportunities and efficient share utilization. All NEOs except Mr. Catoggio were compensated on the same LTI structure consisting of approximately 50% of value apportioned to each of PRSUs and RSUs.
Mr. Catoggio’s fiscal year 2022 weighting between PRSUs and RSUs varied from our other NEOs because a portion of his equity target was granted upon his commencement of employment in September of fiscal year 2021. The weighted value of his combined regular RSU and PRSU grants in fiscal years 2021 and 2022 (excluding his fiscal year 2021 sign-on RSU grant with four-year cliff vesting) was approximately 60% PRSUs and 40% RSUs. Mr. Catoggio’s two fiscal year 2022 PRSU grants are earned based on (a) for the first PRSU grant, the future achievement of three-year TSR for Post Holdings and (b) for the second PRSU grant, the future achievement of three-year cumulative Adjusted EBITDA for our Post Consumer Brands business unit.
The Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.
PRSUs (all NEOs): PRSUs are earned based on our future achievement of three-year TSR goals for Post Holdings. The opportunity to earn shares is based on our three-year TSR ranking versus the Russell 3000 Packaged Foods & Meats companies (which consists of 38 companies, including Post Holdings, as of October 1, 2021, the beginning of the three-year performance period). This component focuses our executives’ behaviors on long-term decision-making that enhances shareholder value. Each PRSU earned is settled with a share of the Company’s common stock following the completion of the three-year performance period. For the fiscal year 2022 PRSU grants, shares as a percentage of target may be earned on a sliding scale as follows:

Post’s Relative 3-Year TSR Percentile Rank	Vesting (1)
>85th	260% of target
75th	200% of target
50th	100% of target
25th	50% of target
<25th	0% of target
(1) Performance between points is interpolated on a straight-line basis

The following bullets summarize the fiscal year 2022 PRSU grant design parameters:
•Performance period: October 1, 2021 through September 30, 2024.
•Performance requirements and payout opportunities: Please refer to the chart above.
•Peer group: Russell 3000 Packaged Foods & Meats companies; acquired companies are removed from the rankings; bankruptcies are dropped to the bottom ranking.
•Beginning and ending values: Based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term swings in stock price on either end.
•Dividends: Re-invested on the ex-dividend date.
•Negative three-year TSR: If Post has a negative three-year TSR, then payout is capped at 100% of target, regardless of ranking.
•Vesting: The number of PRSUs awarded in accordance with the sliding scale vesting table set forth above will vest following the end of the three-year performance period. No PRSUs will vest during the performance period, with limited exceptions in cases of death, disability or involuntary termination of employment associated with a change in control of the Company (or absent an involuntary termination, failure of the acquirer in a change in control to assume, on substantially the same terms, the PRSUs).
Performance-Based Cumulative EBITDA Award (Mr. Catoggio only): A portion of Mr. Catoggio’s fiscal year 2022 PRSU grant value will be earned based on the future achievement of three-year cumulative Adjusted EBITDA goals (October 1, 2021 through September 30, 2024) for the Post Consumer Brands business unit. The Committee relied upon its expertise and business judgment in setting the applicable performance goals and considered how likely it will be for the Post Consumer Brands business unit to achieve the goals. The cumulative Adjusted EBITDA goals that were approved by the Committee were designed to be stretch goals at each performance level and to appropriately incentivize Mr. Catoggio to continue to grow the Adjusted EBITDA of the Post Consumer Brands business unit. We have not disclosed the three-year cumulative Adjusted EBITDA performance goals in this proxy statement because we deem our multi-year business strategy for our business units, including Post Consumer Brands, to be competitively sensitive, and is not otherwise publicly disclosed. However, we intend to disclose the full range of threshold, target and maximum performance goals in a future proxy statement once the three-year performance period has ended.
RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing shareholder value. Other than as noted above for Mr. Catoggio, our RSUs granted in fiscal year 2022 to our NEOs vest one-third per year on the first, second and third anniversaries of the grant date.
Long-Term Incentives – Fiscal Year 2020 PRSU Grants Completed in Calendar Year 2022
The fiscal year 2020 PRSU grants were originally designed to measure our TSR ranking versus the Russell 3000 Packaged Foods & Meats companies for the period of October 1, 2019 through September 30, 2022. The companies in the Russell 3000 Packaged Foods & Meats group were established and closed at the start of the performance period. During the performance period, bankruptcies dropped to the bottom ranking and acquisitions were removed from the group. Subject to the adjustments made in connection with the BellRing Spin-off described in the next section, the beginning and ending share price values were based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term stock price swings on either end. The fiscal year 2020 PRSU grants’ performance/payout scale were approved by the Committee to be more in-line with competitive market practice than the fiscal year 2019 PRSU performance/payout scale had been. The fiscal year 2020 PRSU grants had a performance/payout scale of 75th percentile rank (200% of target payout), 50th percentile rank (100% of target payout) and 25th percentile rank (50% of target payout). Performance between points was interpolated on a straight-line basis. Performance below the 25th percentile ranking would have resulted in a 0% of target payout.
Adjustments to Equity Awards Due to the BellRing Spin-Off
As discussed above in Executive Summary – Spin-off of BellRing, midway through fiscal year 2022, we spun off 80.1% of our ownership interest in BellRing, a publicly-traded company comprised of our historical active nutrition business, which had previously been one of our five reportable segments. In order to maintain the intrinsic value of outstanding equity awards granted before the completion of the BellRing Spin-off, we used an equity adjustment ratio (the “Equity Adjustment Ratio”) to adjust each outstanding equity award, generally resulting in an increase in the number of underlying shares of Post common stock to reflect the decrease in the value of a share of Post common stock as a result of the BellRing Spin-off. The Equity Adjustment Ratio was 1.482821362, calculated as follows:
1.482821362 =    Average of the VWAP for 5 trading days prior to and including the date of the BellRing Spin-off
    Average of the VWAP for 5 trading days immediately after the date of the BellRing Spin-off where:
VWAP = the volume-weighted average price of a share of Post common stock

Outstanding equity awards granted before the completion of the BellRing Spin-off were adjusted as follows:

Adjustments to Outstanding Equity Awards in Connection with the BellRing Spin-off
Type of Award	Description of Adjustment
TSR PRSUs (other than Fiscal Year 2020 PRSU Grants)	Adjusted number of PRSUs = original number of PRSUs x Equity Adjustment Ratio

For purposes of the calculation of TSR for the relative TSR percentile rank, the BellRing Spin-off was treated as a dividend, with the value of the dividend calculated as follows:

Dividend =
closing price of a share of BellRing common stock on its first day of trading after the BellRing Spin-off
+
$2.97 (amount of cash consideration received in respect of a share of BellRing common stock by BellRing stockholders as part of the BellRing Spin-off)

PRSUs with 3-Year Adjusted EBITDA Goals (Fiscal Year 2022)	Adjusted number of PRSUs = original number of PRSUs x Equity Adjustment Ratio
RSUs	Adjusted number of RSUs = original number of RSUs x Equity Adjustment Ratio
Stock Options
Adjusted number of shares subject to the stock option = original number of shares subject to the stock option x Equity Adjustment Ratio

Adjusted stock option exercise price = original exercise price
Equity Adjustment Ratio

SARs	Adjusted number of shares subject to the SAR= original number of shares subject to the SAR x Equity Adjustment Ratio Adjusted SAR exercise price = original exercise price Equity Adjustment Ratio
The fiscal year 2020 PRSU grants were treated in a different manner than the fiscal year 2021 and fiscal year 2022 PRSU grants. As the BellRing Spin-off altered our portfolio as it had existed when the 2020 PRSUs were granted, and in light of the BellRing Spin-off closing midway through the third year of the largely completed three-year performance period, the Committee determined, consistent with the original intent of the 2020 PRSU grants, to have the relative TSR percentile rank performance period run only through the date of the BellRing Spin-off of March 10, 2022, and to convert the awards at the time of the BellRing Spin-off to time-based RSUs based on performance through such date (with the ending stock price determined based on the average of the closing sales prices for a share of common stock of the applicable company for the 250 trading days immediately preceding and including the date of the BellRing Spin-off). Based on the Company’s actual relative TSR percentile rank through the BellRing Spin-off date at the 33rd percentile, the Committee determined that the PRSU vesting percentage was 66% of the target number of PRSUs. The Committee applied this percentage to the number of PRSUs granted to determine a number of time-vested RSUs earned by each participant. The number of earned RSUs was then adjusted as set forth in the table immediately above. To adhere to the original intent of promoting retention as much as possible, the earned, converted RSUs had a requirement comparable to the requirement for the original fiscal year 2020 PRSU grant that the participant remain employed through October 15, 2022 in order for the award to vest. For the participants that remained employed as of October

15, 2022, each of the converted RSUs was settled with a share of Post common stock on October 15, 2022, after the end of fiscal year 2022.
Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our shareholders to align the financial interests of Section 16 officers and non-employee directors with those of our shareholders. Our guideline structure is as follows:
•Non-Employee Directors – 5x annual retainer
•Chief Executive Officer – 8x base salary
•Section 16 Officers – 2x base salary
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2022, over 90% of participants were in compliance with the ownership requirements, and all who were not compliant are still within the five-year timeframe for compliance. The categories of stock ownership that satisfy the ownership criteria include:
•shares owned directly or indirectly (e.g. by spouse or trust);
•unvested time-vested cash or stock-settled restricted stock or RSUs;
•shares represented by amounts invested in the Post Savings Investment Plan or the Executive Savings Investment Plan; and
•share equivalents, including deferred stock units and deferred compensation payable under our deferred compensation plans.
Unvested stock options, unexercised vested stock options and SARs and unearned or unvested performance-based restricted stock and restricted stock units are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Recoupment (“Clawback”) Policy
We have an executive compensation “clawback” policy in connection with performance-based compensation. The clawback policy provides that in the event there is a restatement of the Company’s financial results, other than due to a change in applicable accounting methods, rules or interpretations, the Committee, to the extent allowable under applicable law, has the authority to recoup performance-based compensation paid to a director or Section 16 officer during the three-year period preceding the restatement if (i) the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results and (ii) the director or Section 16 officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement. The policy went into effect on May 4, 2015 and applies to all performance-based compensation granted, paid or credited after May 4, 2015.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares of the Company’s securities by directors and executive officers. See the section Corporate Governance – Policy on Hedging and Pledging Company Stock on page 8 for further information.
Compensation Risk Assessment
The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our programs mitigate this risk:
•the Committee retains an independent compensation consultant to assist with annual compensation decisions;
•the Committee approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;

•in fiscal year 2022, the Senior Management Bonus Program capped potential payouts at 150% of the target opportunity and the TSR PRSU grants capped potential payouts at 260% of the target opportunity to mitigate potential windfalls;
•we utilize a mix of cash and equity incentive programs, and all long-term incentive equity awards granted to our named executive officers are subject to multi-year vesting;
•we utilize a portfolio of equity award types;
•we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our shareholders’ best interests in light of potential employment uncertainty;
•executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and
•an incentive clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.
Limitations on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code, as amended (the “Code”) was amended under the Tax Cuts and Jobs Act and with limited exceptions, the performance-based exemption no longer applies. Beginning with fiscal year 2019, compensation above $1,000,000 is generally non-deductible for any executive officer who was subject to Section 162(m) in fiscal year 2018 or, beginning with fiscal year 2019, has served as our chief executive officer or chief financial officer or has been one of our three highest-paid other executive officers. The Company’s objectives are not always consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by the Company and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.
Benefits and Perquisites
Retirement - Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees. These plans provide executives with an opportunity to accumulate funds for retirement. The Deferred Compensation Plan for Key Employees allows eligible employees to defer all or a portion of any eligible bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years. We also maintain an Executive Savings Investment Plan which permits eligible employees to make pre-tax deferrals of between 1% and 75% of their base salaries. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The Executive Savings Investment Plan does not provide for Company matching contributions. The Executive Savings Investment Plan does permit, if approved, a discretionary annual employer contribution, which vests at 25% of each year of service.
Deferred compensation under the plans may be hypothetically invested in Post common stock equivalents or in a number of funds operated by The Vanguard Group Inc. (“Vanguard”) with a variety of investment strategies and objectives. We do not guarantee the rate of return of any fund. Any matching contributions under the Deferred Compensation Plan for Key Employees are deemed to be hypothetically invested in Post common stock equivalents. In connection with the BellRing Spin-off, in order to maintain the intrinsic value of any amounts hypothetically invested in Post common stock equivalents, all shares of Post common stock notionally credited to the account of a participant in either plan were adjusted by multiplying the original number of shares by the Equity Adjustment Ratio, with appropriate and applicable adjustments to this formula to account for the unit fund accounting used for the Post common stock equivalents fund by the plans’ administrator. Under both plans, distributions of deferrals invested in common stock equivalents are generally made in shares of our common stock, and deferrals hypothetically invested in the Vanguard funds are made in cash. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. See the section Non-Qualified Deferred Compensation on page 43 for further information.
Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.
Currently, the only perquisite provided is personal use of corporate aircraft. Our executive officers may use corporate aircraft for personal use with prior authorization of the Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of aircraft is discussed in the Summary Compensation Table on pages 38 and 39, where applicable.
Change in Control and Involuntary Termination Treatment
Management Continuity Agreements
Each member of our senior management, including the NEOs whose compensation is discussed herein, has entered into a Management Continuity Agreement and/or is a participant in our Executive Severance Plan described below. The Management Continuity Agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change in control of the Company. The Board of Directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our Board of Directors is of the opinion that a properly designed change in control agreement protects shareholder interests by providing (i) incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and (ii) assurance of severance benefits for terminated employees.
Under the Management Continuity Agreements, in the event of an involuntary termination in association with a change in control, a NEO who has executed a Management Continuity Agreement may receive (i) a lump sum severance payment equal to the present value of three years of base salary plus the present value of the greater of three years of (A) the NEO’s target bonus for the year in which termination occurred and (B) the NEO’s last annual bonus preceding the termination or change in control (whichever is greater), (ii) a lump sum payout equal to the actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) outplacement assistance and (iv) reimbursement for certain litigation expenses.
Executive Severance Plan
Our Executive Severance Plan generally provides the following benefits in the event of a termination of employment by us without cause or by the executive for good reason, where the severance was not in association with a change in control of the Company:
•a lump sum payment of two times the executive’s annual base salary and target bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award, prorated for the year of termination, provided that performance goals are achieved and only to the extent that the payment of such pro-rata bonus would not cause adverse tax consequences under Code Section 409A;
•for any equity award granted under any Post Holdings, Inc. Long-Term Incentive Plan with a time-based vesting schedule that is not pro rata, or with a vesting schedule that is ratable in whole or in part but does not provide for any vesting on or before the first anniversary of the date of grant of the equity award, vesting of the equity award as if there was a three-year pro rata vesting schedule with vesting occurring on the first, second and third anniversaries of the date of grant (to the extent the equity award had not already vested or would not under the terms of the applicable equity plan vest at a greater percentage);
•for any unvested PRSU outstanding with a three-year performance period, at a minimum, vesting of the equity award as follows (if it would not, in the Committee’s determination, cause adverse tax consequences under Section 409A of the Code and only if the award would not vest at a greater percentage or amount under the existing terms of the applicable award agreement): (i) before the first anniversary of the date of grant, one-third of the target award will vest; (ii) after the first anniversary and on or before the second anniversary of the date of grant, two-thirds of the target award will vest; and (iii) after the second anniversary of the date of grant and before the original default vesting date of the award, the target award will fully vest;
•up to twelve weeks of COBRA subsidy at active employee rates upon timely election of COBRA; and
•outplacement services.
The Executive Severance Plan also provides severance benefits in the event of an involuntary termination in association with a change in control of the Company to participating senior management employees who have not executed a Management Continuity Agreement. These benefits are similar to those benefits provided for under the Management Continuity Agreements. See Potential Payments Upon Termination of Employment or Change in Control on page 44 for further information.
We believe that the Management Continuity Agreements and the Executive Severance Plan are fair to the executives and to our shareholders and, because the severance benefits are agreed to before a possible termination, they avoid the need for protracted negotiations at the termination date.

Equity Compensation
Generally, if a NEO ceases to be employed by the Company in the event of an involuntary termination in association with a change in control, each equity award held by such NEO vests in part or in full. With some exceptions noted immediately below and elsewhere in this proxy statement, if a NEO’s employment terminates other than due to death or disability outside of the context of a change in control, each unvested equity award held by such NEO is forfeited. See Potential Payments Upon Termination of Employment or Change in Control on page 44 for further information. The RSUs granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2022 under the Senior Management Bonus Program, as well as time-based RSUs with ratable vesting granted to the NEOs in November 2022, provide for vesting upon Retirement (generally defined as a participant, after providing one month’s prior written notice and executing a non-compete agreement, voluntarily leaving the employment of the Company or its subsidiary, after reaching either age 65 with 5 or more years of service, or age 55 with 10 or more years of service). The RSUs granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2022 also provide for vesting upon involuntary termination by the Company without cause. The TSR PRSU awards granted to the NEOs in November 2022 provide that if the NEO Retires during the performance period, he or she will continue to be eligible to receive shares under the award if the performance criteria is met.

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers at September 30, 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert V. Vitale	2022	1,224,000	—	14,130,824	—	—	—	120,594	15,475,418
President & CEO	2021	1,224,000	—	12,994,790	—	—	—	69,701	14,288,491
	2020	1,224,000	—	10,830,842	—	—	—	80,956	12,135,798
Jeff A. Zadoks(4)	2022	622,833	—	4,494,571	—	—	—	28,345	5,145,749
EVP & CFO	2021	612,000	—	7,527,272	—	—	—	23,350	8,162,622
	2020	612,000	—	3,070,345	—	—	—	17,984	3,700,329
Nicolas Catoggio	2022	645,833	—	2,159,643	—	—	—	59,940	2,865,416
President & CEO,
Post Consumer Brands
Diedre J. Gray	2022	620,833	—	4,292,601	—	—	—	62,278	4,975,712
EVP, General Counsel & Chief	2021	600,000	—	7,078,443	—	—	—	52,602	7,731,045
Administrative Officer, Secretary	2020	589,250	—	2,696,336	—	—	—	40,045	3,325,631
Mark W. Westphal	2022	600,000	—	4,275,940	—	—	—	19,241	4,895,181
President, Foodservice	2021	600,000	—	3,303,662	—	—	—	18,341	3,922,003
	2020	671,538	—	2,638,853	—	—	—	17,984	3,328,375
_________
(1)The amounts relate to awards of RSUs and PRSUs granted for the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and do not correspond to the actual values that will be realized by the NEOs. See Notes 2 and 19 to the Company’s fiscal year 2022 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the accounting policy and determination of these amounts under FASB ASC Topic 718. The values of PRSUs assume target performance over the performance periods and are consistent with the estimate of aggregate compensation cost to be recognized over the performance periods determined as of the applicable grant date under FASB ASC Topic 718. For Messrs. Vitale and Westphal, in fiscal year 2022, this amount includes two RSU awards and a PRSU award, and in fiscal years 2021 and 2020, this amount includes a RSU award and a PRSU award. For Mr. Zadoks and Ms. Gray, in fiscal year 2022, this amount includes two RSU awards and a PRSU award, in fiscal year 2021, this amount includes a RSU award and a PRSU award, in addition to $3,705,886 attributable to a special one-time grant of a RSU award and a PRSU award, and in fiscal year 2020, this amount includes a RSU award and a PRSU award. For Mr. Catoggio, in fiscal year 2022, this amount includes two RSU awards and two PRSU awards. For each of the NEOs, one RSU award in fiscal year 2022 represents the bonus earned by such NEO under our Senior Management Bonus Program for fiscal year 2022 performance, which was settled in the form of a RSU award on November 15, 2022, after the end of fiscal year 2022. For additional information about these bonus awards, see Compensation Discussion and Analysis – 2022 Compensation Elements – Annual Bonus (Senior Management Bonus Program) on page 29. For Messrs. Vitale, Westphal and Zadoks and Ms. Gray, in fiscal year 2022, this amount also includes the incremental fair value of the conversion of such NEO’s fiscal year 2020 PRSU grant to time-based RSUs in connection with the BellRing Spin-off, as computed in accordance with FASB ASC Topic 718. The amount attributable to such incremental fair value for each such NEO is as follows: Mr. Vitale, $344,542; Mr. Zadoks, $97,671; Ms. Gray, $85,774 and Mr. Westphal, $83,945. For additional information about the effect of the BellRing Spin-off on fiscal year 2020 PRSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-Off on page 32.
The following table reflects the value at grant date of the fiscal years 2022, 2021 and 2020 PRSU awards vesting at minimum, threshold, target, above-target and maximum performance level vesting percentages. For PRSUs granted in fiscal years 2022 and 2021 (excluding one of Mr. Catoggio’s fiscal year 2022 PRSU awards), the above-target performance level was added and the vesting percentage of PRSUs for achievement of the maximum performance level was set at 260%. For PRSUs granted in fiscal year 2020 and Mr. Catoggio’s fiscal year 2022 PRSU award based on Post Consumer Brands’ cumulative Adjusted EBITDA (reflected in the second row of his PRSU awards below), the above-target performance level was not included and the vesting percentage of PRSUs for achievement of the maximum performance level was set at 200%.

GRANT DATE VALUE OF PRSUS
	Fiscal Year	At Minimum 0% ($)	At Threshold 50% ($)	At Target 100% ($)	At Above-Target 200% ($)	At Maximum 200% or 260% ($)
Robert V. Vitale	2022	—	3,644,940	7,289,880	14,579,760	18,953,688
	2021	—	3,913,982	7,827,964	15,655,929	20,352,707
	2020*	—	—	—	—	—
Jeff A. Zadoks	2022	—	1,151,055	2,302,110	4,604,221	5,985,487
	2021	—	2,267,186	4,534,372	9,068,745	11,789,368
	2020*	—	—	—	—	—
Nicolas Catoggio	2022	—	676,201	1,352,402	2,704,804	3,516,245
	2022	—	218,198	436,395	—	872,790
Diedre J. Gray	2022	—	1,093,457	2,186,915	4,373,830	5,685,979
	2021	—	2,132,000	4,264,001	8,528,001	11,086,402
	2020*	—	—	—	—	—
Mark W. Westphal	2022	—	997,570	1,995,141	3,990,281	5,187,366
	2021	—	995,050	1,990,101	3,980,202	5,174,262
	2020*	—	—	—	—	—

* In connection with the BellRing Spin-off, fiscal year 2020 PRSU grants were converted to time-based RSUs based on performance through the date of the BellRing Spin-off. For additional information about the effect of the BellRing Spin-off on fiscal year 2020 PRSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-Off on page 32.
(2)There were no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified. The amounts previously reported in our Definitive Proxy Statement on Schedule 14A for the fiscal year ended September 30, 2020 filed with the SEC on December 7, 2020 represented the aggregate earnings on the respective NEO’s account under our Executive Savings Investment Plan and Deferred Compensation Plan for Key Employees, which were not above-market or preferential earnings.
(3)Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($)	Total ($)
Robert V. Vitale	2022	18,300	941	81,980	19,373	—	120,594
	2021	17,400	941	33,992	17,368	—	69,701
	2020	17,100	884	37,949	25,023	—	80,956
Jeff A. Zadoks	2022	18,300	941	7,420	1,684	—	28,345
	2021	17,400	941	3,996	1,013	—	23,350
	2020	17,100	884	—	—	—	17,984
Nicolas Catoggio	2022	—	941	43,747	15,252	—	59,940
Diedre J. Gray	2022	18,300	941	36,386	6,651	—	62,278
	2021	17,400	941	19,291	14,970	—	52,602
	2020	17,100	884	11,188	10,873	—	40,045
Mark W. Westphal	2022	18,300	941	—	—	—	19,241
	2021	17,400	941	—	—	—	18,341
	2020	17,100	884	—	—	—	17,984
_________
(a)Amounts are based on the aggregate incremental cost to us of the NEO’s use of aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.
(b)Executive officers may use aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.
(4)Effective December 1, 2022, Mr. Zadoks transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President and Chief Operating Officer.

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2022
The following table provides, for each of the NEOs, information concerning grants of equity awards made during fiscal year 2022. Awards of RSUs and PRSUs were made under the Post Holdings, Inc. 2021 Long-Term Incentive Plan. The following table does not reflect the bonuses earned by the NEOs under our Senior Management Bonus Program for fiscal year 2022 performance, which were settled in the form of RSU awards after the end of fiscal year 2022 and are reflected in the Summary Compensation Table under “Stock Awards.” See Compensation Discussion and Analysis for further information about the awards listed below and the RSU awards granted to the NEOs under our Senior Management Bonus Program for fiscal year 2022 performance.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type	Grant Date	Threshold (#)	Target (#)	Above-Target (#)	Maximum (#)
Robert V. Vitale	PRSUs	11/16/2021	33,031	66,061	132,122	171,759		7,289,880
	RSUs	11/16/2021					66,061	4,738,444
	RSUs	03/10/2022					43,333	344,542	(4)
Jeff A. Zadoks	PRSUs	11/16/2021	10,431	20,861	41,722	54,239		2,302,110
	RSUs	11/16/2021					20,861	1,496,379
	RSUs	03/10/2022					12,284	97,671	(4)
Nicolas Catoggio	PRSUs	11/16/2021	6,128	12,255	24,510	31,863		1,352,402
	PRSUs	11/16/2021	3,042	6,084		12,168		436,395
	RSUs	11/16/2021					86	6,169
Diedre J. Gray	PRSUs	11/16/2021	9,909	19,817	39,634	51,524		2,186,915
	RSUs	11/16/2021					19,817	1,421,501
	RSUs	03/10/2022					10,787	85,774	(4)
Mark W. Westphal	PRSUs	11/16/2021	9,040	18,080	36,160	47,008		1,995,141
	RSUs	11/16/2021					18,080	1,296,847
	RSUs	03/10/2022					10,557	83,945	(4)
_________
(1)These columns consist of the threshold, target, above-target and maximum number of PRSUs granted in fiscal year 2022 that will vest based on the Company’s total shareholder return (or, solely with respect to Mr. Catoggio’s PRSU grant with a target of 6,084 PRSUs, the threshold, target and maximum amount of PRSUs that will vest based on Post Consumer Brands’ cumulative Adjusted EBITDA) over a three-year performance period ending September 30, 2024. The actual earned award may range from 0% to 260% (or, solely with respect to Mr. Catoggio’s PRSU grant with a target of 6,084 PRSUs, 0% to 200%) based on performance. The “Threshold” column represents the number of units that will vest at a 50% vesting percentage. The “Target” column represents the number of units that will vest if the specified performance targets are achieved. The “Above-Target” column represents the number of units that will vest at a 200% vesting percentage. The “Maximum” column represents the maximum number of units that will vest. Any awards earned will vest after the end of the performance period, but no later than December 31, 2024. The number of PRSUs in these columns take into account the equity award adjustments made in connection with the BellRing Spin-off. For additional information about the effect of the BellRing Spin-off on PRSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-Off on page 32.
(2)This column contains the number of RSUs granted in fiscal year 2022. The number of RSUs in this column takes into account the equity award adjustments made in connection with the BellRing Spin-off. For additional information about the effect of the BellRing Spin-off on RSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-off on page 32.
(3)This column represents (a) the grant date fair value of RSUs, which was calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant, and (b) the grant date fair value of PRSUs, which was calculated assuming 100% attainment of target and in accordance with FASB ASC Topic 718.
(4)Amounts represent the incremental fair value of the fiscal year 2020 PRSU grants that were converted to time-based RSUs in connection with the BellRing Spin-off and do not reflect a new grant. The grant date shown is the date of conversion for the awards and the grant date fair value shown is the incremental fair value of the awards as of the conversion date in accordance with FASB ASC Topic 718. For additional information about the effect of the BellRing Spin-off on fiscal year 2020 PRSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-Off on page 32.

Outstanding Equity Awards at September 30, 2022
The following table sets forth information on exercisable and unexercisable options and unvested RSU and PRSU awards held by the NEOs on September 30, 2022. The numbers contained in the following table reflect the equity award adjustments made in connection with the BellRing Spin-off. For additional information about the effect of the BellRing Spin-off on equity awards, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-off on page 32.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (18)
Robert V. Vitale	252,079	(1)	—	33.37	02/27/2025	43,333	(6)	3,549,406	152,148	(15)	12,462,443
	284,701	(2)	—	48.10	11/14/2026	21,886	(7)	1,792,682	132,122	(16)	10,822,113
	107,396	(3)	—	54.06	11/13/2027	50,716	(8)	4,154,148
						66,061	(9)	5,411,057
Jeff A. Zadoks	28,969	(4)	—	62.10	11/13/2028	11,862	(10)	971,616	44,742	(15)	3,664,817
						12,284	(6)	1,006,182	43,390	(15)	3,554,075
						6,204	(7)	508,170	41,722	(16)	3,417,449
						14,914	(8)	1,221,606
						21,695	(11)	1,777,037
						20,861	(9)	1,708,725
Nicolas Catoggio	—		—	—	—	8,078	(12)	661,669	24,510	(16)	2,007,614
						13,846	(13)	1,134,126	6,084	(17)	498,340
						86	(9)	7,044
Diedre J. Gray	25,157	(4)	—	62.10	11/13/2028	9,490	(10)	777,326	39,486	(15)	3,234,298
						10,787	(6)	883,563	43,390	(15)	3,554,075
						5,449	(7)	446,328	39,634	(16)	3,246,421
						13,163	(8)	1,078,181
						21,695	(11)	1,777,037
						19,817	(9)	1,623,210
Mark W. Westphal	30,409	(5)	—	53.63	12/01/2027	18,673	(14)	1,529,505	38,680	(15)	3,168,279
	34,306	(4)	—	62.10	11/13/2028	10,557	(6)	864,724	36,160	(16)	2,961,866
						5,332	(7)	436,744
						12,894	(8)	1,056,148
						18,080	(9)	1,480,933
_________
(1)Non-qualified stock options; exercisable in equal installments on February 27, 2016, 2017 and 2018.
(2)Non-qualified stock options; exercisable in equal installments on November 14, 2017, 2018 and 2019.
(3)Non-qualified stock options; exercisable in equal installments on November 13, 2018, 2019 and 2020.
(4)Non-qualified stock options; exercisable in equal installments on November 13, 2019, 2020 and 2021.
(5)Non-qualified stock options; exercisable in equal installments on December 1, 2018, 2019 and 2020.
(6)RSUs; restrictions lapse in full on October 15, 2022. The RSUs represent the fiscal year 2020 PRSU grants that were converted to time-based RSUs in connection with the BellRing Spin-off. For additional information about the effect of the BellRing Spin-off on fiscal year 2020 PRSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-Off on page 32.
(7)RSUs; restrictions lapse in equal installments on November 13, 2020, 2021 and 2022. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(8)RSUs; restrictions lapse in equal installments on November 17, 2021, 2022 and 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(9)RSUs; restrictions lapse in equal installments on November 16, 2022, 2023 and 2024. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(10)RSUs; restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023 and 2024. Each RSU will be paid out in cash equal to the greater of the grant date price of $51.43 or the fair market value of one share of the Company’s common stock on the applicable vesting date and paid within 60 days of the applicable vesting date.
(11)RSUs; restrictions lapse in one installment on November 17, 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(12)RSUs; restrictions lapse in equal installments on September 13, 2022, 2023 and 2024. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(13)RSUs; restrictions lapse in one installment on September 13, 2025. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(14)RSUs; restrictions lapse in one installment on December 4, 2022. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(15)PRSUs; vest in one installment after September 30, 2023, but no later than December 31, 2023. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the above-target number of units under the award as if such award vested at 200% of target.
(16)PRSUs; vest in one installment after September 30, 2024, but no later than December 31, 2024. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the above-target number of units under the award as if such award vested at 200% of target.
(17)PRSUs; vest in one installment after September 30, 2024, but no later than December 31, 2024. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the target number of units under the award as if such award vested at 100% of target.
(18)Based on our closing stock price of $81.91 on September 30, 2022.

Option Exercises and Stock Vested
for the Fiscal Year Ended September 30, 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Robert V. Vitale	125,000	9,188,750	90,746		9,624,071
Jeff A. Zadoks			25,800	(2)	2,557,252
Nicolas Catoggio			4,038		353,527
Diedre J. Gray			22,111	(3)	2,201,862
Mark W. Westphal			10,643		1,131,844
_________
(1)The numbers in this column reflect the equity award adjustments made in connection with the BellRing Spin-off for those stock awards that vested after the date of the BellRing Spin-off. In particular, 5,931 of Mr. Zadoks’s shares, all of Mr. Catoggio’s shares and 4,745 of Ms. Gray’s shares in this column are attributable to RSU awards that vested after the date of the BellRing Spin-off and reflect the equity award adjustments made in connection with the BellRing Spin-off. For additional information about the effect of the BellRing Spin-off on equity awards, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-off on page 32.
(2)This number includes the vesting of 5,931 RSUs which were settled in cash. Mr. Zadoks received $449,392.
(3)This number includes the vesting of 4,745 RSUs which were settled in cash. Ms. Gray received $359,529.
Equity Compensation Plan Information
The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2022. The numbers contained in the following table reflect the equity award adjustments made in connection with the BellRing Spin-off and the corresponding increase in the number of shares available for issuance under the Post Holdings, Inc. 2021 Long-Term Incentive Plan in accordance with the terms thereof. For additional information about the effect of the BellRing Spin-off on equity awards, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-off on page 32.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)
Equity compensation plans approved by security holders	3,853,585	(3)	47.61	1,787,447
Equity compensation plans not approved by security holders	—		—	—
Total	3,853,585			1,787,447
_________
(1)Weighted average exercise price of outstanding options and SARs; excludes RSUs and PRSUs.
(2)These shares of common stock are issuable under the Post Holdings, Inc. 2021 Long-Term Incentive Plan.
(3)This number includes 1,011,315 shares of common stock issuable upon the exercise of outstanding non-qualified stock options, 1,362,147 outstanding RSUs which will be settled in shares of our common stock, 1,398,569 outstanding PRSUs which will be settled in shares of our common stock (which amount reflects vesting at maximum vesting levels of 100% (11,159 PRSUs), 150% (401,787 PRSUs), 200% (12,168 PRSUs) and 260% (973,455 PRSUs) (if all of these outstanding PRSUs vest at the target vesting level instead of the maximum vesting level, 659,417 PRSUs would vest instead of 1,398,569 PRSUs)) and 81,554 outstanding SARs held by our non-management directors. Excludes RSUs which, by their terms, will be settled in cash. The weighted-average remaining contractual term in years of our SARs is 1.64 years. The weighted-average remaining contractual term in years of our outstanding non-qualified stock options is 4.34 years. See Note 19 to the Company’s fiscal year 2022 financial statements in the Company’s Annual Report on Form 10-K for additional information.
Non-Qualified Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees, the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. Participation in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan is limited to a select group of management or highly-compensated employees. All of our NEOs were eligible to participate in these plans in fiscal year 2022.
Under the Deferred Compensation Plan for Key Employees, eligible employees may elect to defer payment of all or a portion of their eligible annual bonuses until some later date. The Corporate Governance and Compensation Committee that administers the plan may determine that matching discretionary contributions may be made for a particular fiscal year, and if made such contributions will vest five years after such contribution is made, generally subject to acceleration in the event of disability or separation from service by reason of death or involuntary termination without cause, and under certain circumstances subject to acceleration in the event of retirement or change in control of the Company. Absent such determination, no matching discretionary contribution is made. No discretionary contributions under this plan were made for our NEOs in fiscal year 2022. The Deferred Compensation Plan for Key Employees was amended effective October 1, 2019, with respect to bonus deferrals for fiscal year 2020 and beyond, to provide that a participant’s deferral election applies only to that portion of the annual bonus which would otherwise be paid in cash.
The Executive Savings Investment Plan allows eligible employees to defer a portion of their salaries to be paid at a future date. In addition, the Company has the ability to provide a discretionary employer contribution at the times and in the amounts designated by the Company, which vest at 25% for each year of service. Eligible employees may defer between 1% and 75% of their base salaries.
Under both plans, participants may select specified dates in the future upon which their deferrals will be distributed, in addition to selecting distribution at separation from service. Payments also may be made in the event of a change in control of the Company (depending upon the date of deferral or contribution, either as a result of a participant election, or because the plans require it). Payments may be made in lump sum, in five annual installments or in ten annual installments.
Both of the plans offer measurement investment funds that participants may choose for purposes of crediting or debiting hypothetical investment gains and losses to their accounts. The hypothetical investments offered are Post common stock equivalents and a number of funds operated by Vanguard with a variety of investment strategies and objectives. Discretionary employer contributions made to the accounts of participants in the Executive Savings Investment Plan are deemed to be hypothetically invested in the applicable target date retirement fund operated by Vanguard and participants may subsequently change their hypothetical investments. Participants may move their account balances between the various hypothetical investment options at the close of each business day, subject to these exceptions: (1) deferrals into Post common stock equivalents in the plans are not transferable to any other investment option except under limited circumstances and (2) deferrals into the Vanguard investment options cannot be transferred into the Post common stock equivalents option. In connection with the BellRing Spin-off, in order to maintain the intrinsic value of any amounts hypothetically invested in Post common stock equivalents, all shares of Post common stock notionally credited to the account of a participant in either plan were adjusted by multiplying the original number of shares by the Equity Adjustment Ratio, with appropriate and applicable adjustments to this formula to account for the unit fund accounting used for the Post common stock equivalents fund by the plans’ administrator.
Income taxes on the amounts deferred and any investment gains are deferred until distribution. Under both plans, distributions of deferrals hypothetically invested in common stock equivalents are generally made in shares of our common stock, while deferrals hypothetically invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our NEOs in our non-qualified deferred compensation plans through September 30, 2022.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Robert V. Vitale	—	—	(220,758)	—	1,369,766
Jeff A. Zadoks	24,913	—	(98,939)	—	570,259
Nicolas Catoggio	—	—	—	—	—
Diedre J. Gray	54,479	—	(116,265)	—	489,210
Mark W. Westphal	—	—	(18,028)	—	80,224
_________
(1)These amounts reflect deferrals into the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees as of September 30, 2022.
(2)These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our discretionary contributions to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees.
(3)These amounts reflect the aggregate earnings to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees. These amounts do not reflect above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified and, accordingly, these amounts are not included in the Summary Compensation Table.
(4)None of the balances shown in this column were included in the Summary Compensation Table for fiscal years 2021 or 2020.

Potential Payments Upon Termination of Employment or Change in Control
In the event of an involuntary termination of employment absent a change in control of the Company, each of our NEOs is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Plan”). In the event of the officer’s involuntary termination in association with a change in control of the Company, each of our NEOs is eligible for compensation and benefits under either a Management Continuity Agreement (“MCA”) or the Plan. A description of the terms of the MCAs and the Plan as in effect as of September 30, 2022 is below. In addition, information about treatment of equity awards and non-qualified deferred compensation in the event of involuntary termination and/or a change in control if such event occurred in fiscal year 2022 is provided below.

Potential Payments under the Management Continuity Agreements
As discussed in Compensation Discussion and Analysis, the MCAs are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control. The MCAs provide severance compensation to the NEO in the event of the NEO’s involuntary termination in association with a change in control. As of September 30, 2022, the Company had MCAs in effect with the following NEOs: Mr. Vitale, Mr. Zadoks and Ms. Gray.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing (a) the officer’s salary and (b) the greater of (i) the officer’s target bonus for the year in which termination occurred and (ii) the officer’s last annual bonus preceding the termination or change in control (whichever is greater) for three years following the officer’s involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described below). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and the officer objects to such termination, he or she also is eligible for compensation and benefits under his or her MCA.
Each officer also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by the officer for litigation related to the enforcement of his or her MCA and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or the subsidiary that employed the officer.
No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” which is defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness), (ii) the officer willfully engaging in misconduct which is materially injurious to us or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
The MCAs also contain provisions relating to non-competition and non-solicitation of our employees which become effective once the officer becomes eligible for payments under his or her MCA. The non-competition provisions have a duration of one year and the non-solicitation provisions have a duration of two years. Furthermore, the MCAs contain provisions regarding the protection of our confidential information, which became effective when the MCAs became effective and apply in perpetuity. In the event of a breach of the foregoing provisions, we are entitled, among other applicable remedies, to specific performance and/or injunctive relief to enforce or prevent violations, and the officer is required to return sums received under his or her MCA if a court issues a final ruling finding that the officer was in breach. These provisions may not be waived unless agreed to in writing by the parties.
The MCAs provide that in the event that any payments to the officers under the MCAs or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the officer would receive a greater amount were there no reduction and the officer were to pay the excise taxes.
Potential Payments under the Post Holdings, Inc. Executive Severance Plan
Under the Plan, all of our NEOs are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” outside of the context of a change in control. Additionally, under the Plan, Mr. Catoggio and Mr. Westphal are eligible for severance benefits in conjunction with a change in control as described herein.
Severance Benefits Outside of the Context of a Change in Control
Severance benefits under the Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:
•a lump sum payment of two times the executive’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times his or her then current target annual bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved, and only to the extent that the payment of such pro-rata bonus would not cause adverse tax consequences under Code Section 409A;

•Company contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;
•outplacement services for a period to be determined by us, but not exceeding two years; and
•vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis and of certain PRSUs with a “cliff vesting” schedule and a performance period of three years made under the Post Holdings, Inc. 2012 Long-Term Incentive Plan, the Post Holdings, Inc. 2016 Long-Term Incentive Plan, the Post Holdings, Inc. 2019 Long-Term Incentive Plan and the Post Holdings, Inc. 2021 Long-Term Incentive Plan, as described below in the subsections Equity Grant Agreements and Nonqualified Deferred Compensation.
Additionally, the Plan provides that certain business executives, including Messrs. Catoggio and Westphal, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business or employing subsidiary (a “Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company under the Plan, as if the Business Change were a change in control of the Company.
Severance Benefits Within the Context of a Change in Control - Messrs. Catoggio and Westphal
The Plan provides severance benefits in the event of involuntary termination outside of the context of a change in control of the Company. It also provides that certain executives who do not have MCAs with the Company are eligible for severance benefits in the context of a change in control of the Company under the Plan intended to mirror those provided under the MCAs. The Plan names Messrs. Catoggio and Westphal as eligible for these benefits.
In the event of a change in control (defined as it is in the MCAs), each of Messrs. Catoggio and Westphal would be eligible to receive a lump sum payment equal to the present value of continuing (a) his salary and (b) the greater of (i) his target bonus for the year in which termination occurred and (ii) his last annual bonus preceding the termination or change in control (whichever is greater) for three years following his involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and he objects to such termination, he will be treated as having met the requirements for these payments and benefits.
Each of Messrs. Catoggio and Westphal also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of his participation in each life, health, accident and disability plan in which he was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by him for litigation related to the enforcement of the Plan and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or by the employing subsidiary.
No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause,” which is defined as (i) the continued failure to devote reasonable time and effort to the performance of the officer’s duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) willfully engaging in misconduct which is materially injurious to us or (iii) conviction of a felony or a crime involving moral turpitude.
General
The payment of benefits by the Company under the Plan is conditioned upon the executive executing a general release in favor of the Company that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by the Company during the subsequent two-year period, he or she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with the Company.
The Plan provides that in the event that any payments to the executives under the Plan or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes.
Interaction between Management Continuity Agreements and Executive Severance Plan
No payments or benefits are to be made under the Plan to the extent that such payments and benefits would be paid in accordance with an MCA. If an executive receives severance benefits under the Plan and later becomes eligible for severance benefits under his or her MCA, the amount of his or her severance benefits under the MCA will be reduced by the benefits paid or received under the Plan.

Equity Grant Agreements
Equity awards granted to officers under the Post Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”), the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”), the Post Holdings, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”) and the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as such term is defined under the applicable plan) as described herein. The agreements governing all of our named executive officers’ stock options, SARs and RSUs issued under the 2012 LTIP provide that in the event of a qualifying termination within two years after a change in control, or if instead such officers’ employment continues but the equity awards will not remain outstanding because of the change in control (for example, if they are not assumed by the surviving entity), any unexercised and unvested RSUs, stock options or SARs become 100% vested. With the exception of PRSUs granted to Messrs. Vitale and Zadoks and Ms. Gray on November 13, 2018, PRSUs granted to Ms. Gray and Messrs. Vitale, Westphal and Zadoks on November 17, 2020 and November 16, 2021 and PRSUs granted to Mr. Catoggio on November 16, 2021, the change in control related vesting of which is described below, (i) equity awards granted under the 2016 LTIP fully vest if the grantee experiences a qualifying termination during the one-year period following a change in control, and (ii) equity awards granted under the 2019 LTIP (including PRSUs granted on November 13, 2019 to Ms. Gray and Messrs. Vitale, Westphal and Zadoks which were subsequently amended and converted to time-based RSUs effective March 29, 2022 in connection with the BellRing Spin-off, as more fully described in the section Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-Off on page 32) and the 2021 LTIP fully vest if the grantee experiences a qualifying termination “in connection with” a change in control, with the specific timeframes surrounding the change in control during which the termination must occur set forth in the applicable award agreement. The 2019 LTIP and the 2021 LTIP further provide that the award agreement will specify, with respect to performance-based targets, all performance goals or other vesting criteria will be either (a) deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (b) vested based upon actual performance levels or (c) the greater of (a) or (b). Additionally, all other terms and conditions of the equity award will be deemed to be met. With respect to RSUs granted to each of our named executive officers on November 13, 2019, November 17, 2020 and November 16, 2021, and the RSUs granted to Mr. Catoggio on September 13, 2021, the termination of employment is deemed to be in connection with a change in control if it occurs during the three-month period prior to, or the twenty-four-month period beginning upon, the date of the change in control.
PRSUs granted on November 13, 2018, November 17, 2020 and November 16, 2021 to Messrs. Vitale and Zadoks and Ms. Gray, PRSUs granted to Mr. Westphal on November 17, 2020 and November 16, 2021, and PRSUs grants to Mr. Catoggio on November 16, 2021 have special vesting provisions in the event of certain involuntary terminations in association with a change in control of the Company. With respect to the PRSUs granted in fiscal year 2019, if the executive’s employment is terminated involuntarily by the Company without cause, or if the executive terminates his or her own employment for good reason (as defined in the 2016 LTIP), and (a) if the termination occurs within the three-month period before or upon a change in control of the Company, achievement of the performance metrics will be measured through the last trading day prior to the change in control date, or (b) if the termination occurs during the twelve-month period following the change in control of the Company, achievement of performance metrics will be measured through the last trading day prior to the termination of employment; and the number of vested PRSUs will be determined based upon the actual achievement of performance metrics as of the applicable aforementioned date. With respect to the PRSUs granted in fiscal years 2021 and 2022, if the executive’s employment is terminated involuntarily by the Company without cause (as defined in the applicable award agreement) or if the executive terminates his or her employment for good reason (as defined in the 2019 LTIP or the 2021 LTIP, as applicable), and (a) if the termination occurs within the three-month period before or upon a change in control of the Company, a number of PRSUs become vested upon the change in control equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of the performance metrics through the last trading day prior to the change in control date or (ii) the target number of PRSUs adjusted pro rata from October 1, 2020 or October 1, 2021 (the beginning of the performance period, as applicable) through the date of the change in control or (b) if the termination occurs during the twelve-month period following the change in control date of the Company, a number of PRSUs become vested upon the termination equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of performance metrics through the last trading day prior to the termination of employment or (ii) the target number of PRSUs adjusted pro rata from October 1, 2020 or October 1, 2021 (the beginning of the performance period, as applicable) through the termination date.
Notwithstanding the foregoing, if an acquirer of the Company does not agree to assume the PRSUs on substantially the same terms in connection with the change in control of the Company, (i) except for Mr. Catoggio’s PRSUs with a performance criteria of three-year cumulative Adjusted EBITDA of the Post Consumer Brands business unit granted on November 16, 2021 (the “EBITDA PRSUs”, discussed more fully in Compensation Discussion and Analysis – 2022 Compensation Elements – Long-Term Incentives – Fiscal Year 2022 Grants on page 31), the achievement of performance metrics will be measured through the last trading day prior to the change in control, and the number of vested PRSUs will be determined based upon the actual achievement of performance metrics as of such date, and (ii) with respect to Mr. Catoggio’s EBITDA PRSUs, the target number of EBITDA PRSUs will vest immediately prior to the change in control.
Furthermore, the Corporate Governance and Compensation Committee may determine that, as a result of the change in control of the Company, performance criteria should no longer apply to the PRSUs. In such case, except for with respect to Mr. Catoggio’s EBITDA PRSUs, performance metrics will be measured as of the last trading day before the change in control and based upon such performance, a portion or all of the PRSUs will be converted to time-based RSUs with no additional performance criteria, and those time-based RSUs will continue to vest through the end of the original performance period, subject to the executive’s continued employment and further subject to accelerated vesting in the event of death, disability or involuntary termination of employment without cause or by the employee for good reason if such termination occurs within the twelve-month period beginning on the date of the change in control. With respect to Mr. Catoggio’s EBITDA PRSUs, the target number of EBITDA PRSUs will convert to time-based vesting, and be subject to Mr. Catoggio’s continued employment through the original vesting date and further subject to accelerated vesting in the event of death, disability or involuntary termination of employment without cause or by the employee for good reason if such termination occurs within the twelve-month period beginning on the date of the change in control, or the closing date of a sale of the Post Consumer Brands business.
Additional vesting rules for equity awards are as follows:
•Equity awards issued to officers under the 2012 LTIP, the 2016 LTIP, the 2019 LTIP and the 2021 LTIP vest in whole or in part upon a termination because of death or disability.
•Award agreements issued under the 2016 LTIP to Mr. Westphal provide that if the officer’s employment with a Company affiliate terminates as a result of the sale of his employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests. This provision also applies to the RSUs granted as time-based RSUs to Mr. Westphal under the 2019 LTIP and the 2021 LTIP, and to time-based RSUs with three-year-ratable vesting schedules granted to Mr. Catoggio on September 13, 2021 and November 16, 2021.
•RSUs granted to Mr. Westphal on December 4, 2017 vest in full on the fifth anniversary of the date of grant and RSUs granted to Mr. Catoggio on September 13, 2021 vest in full on the fourth anniversary of the date of grant, but if such officer’s employment is involuntarily terminated without cause before that vesting date, a portion of the RSUs vests upon that termination of employment. The portion is determined as if the original vesting schedule had provided for vesting in equal installments on each of the first, second and third anniversaries of the date of grant.
•Mr. Catoggio’s EBITDA PRSUs granted on November 16, 2021 vest depending upon the achievement of three-year cumulative Adjusted EBITDA for the Post Consumer Brands business unit over the performance period of October 1, 2021 through September 30, 2024. The number of PRSUs that vest may range from 0% to 200% of the target number of PRSUs granted, depending on actual achievement. In the event there is no change in control of the Company, but Mr. Catoggio’s employment with a Company affiliate terminates as a result of the sale of his employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then a number of PRSUs will vest upon the closing of that sale. That number will equal the target number of PRSUs adjusted pro-rata for the number of days that have passed in the performance period as of the date of the sale. If the acquirer does assume the EBITDA PRSUs and his employment is involuntarily terminated without cause or he terminates his employment for good reason during the 12-month period following the sale, a number of PRSUs will vest, equal to the greater of (i) the number of PRSUs that would vest based on the actual level of achievement as determined for the performance period through the day his employment terminates and (ii) the target number of PRSUs adjusted pro-rata for the number of days that have passed in the performance period as of the day his employment terminates.
•Additionally, under the Plan, in the event that an executive covered under the Plan has an equity award that was issued under the 2012 LTIP, the 2016 LTIP, the 2019 LTIP or the 2021 LTIP with a time-based vesting schedule on other than a ratable basis, or that is ratable in whole or in part but where the vesting schedule does not provide for any vesting of the equity award on or before the first anniversary of the date of grant of the equity award, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested as if there were a three-year ratable vesting schedule where vesting occurs on the first, second and third anniversaries of the date of grant of the equity award, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination.

•Furthermore, under the Plan, in the event that an executive covered under the Plan has a grant of PRSUs with a “cliff vesting” schedule and a performance period of three years which grant was issued under the 2016 LTIP, the 2019 LTIP or the 2021 LTIP, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested ratably based on target achievement as provided below, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination. Ratable vesting will occur as follows: (i) if the termination of employment occurs on or before the first anniversary of the date of grant, one-third of the target award shall vest; (ii) if the termination of employment occurs after the first anniversary but on or before the second anniversary of the date of grant, two-thirds of the target award shall vest; and (iii) if the termination of employment occurs after the second anniversary and before the original default vesting date, the target award shall vest.
Following vesting, stock options granted under the 2012 LTIP will remain exercisable until the earlier of: three years from the date of voluntary termination or death or disability; six months from the date of involuntary termination (other than due to death or disability); or the expiration of the award under its terms. Vested stock options granted under the 2016 LTIP will remain exercisable until the earlier of: six months from the date of termination of employment (except in the case of death or disability, where such options remain exercisable for three years from the date of death or termination due to disability); or the expiration of the award under its terms. As of September 30, 2022, no stock options had been granted to the NEOs under the 2019 LTIP or the 2021 LTIP. See the below table for the value of stock and option awards at termination.
Nonqualified Deferred Compensation
The NEOs, along with other employees who meet the eligibility requirements, are permitted to participate in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. These nonqualified plans permit participants to file elections to receive distributions of account balances upon (a) a separation from service, which generally includes retirement, termination of employment or death, or (b) on specified future dates. With respect to balances attributable to deferral elections made before August 1, 2017, or pursuant to any employer contributions made before January 1, 2018, participants could elect to receive distributions in the event of a change in control if that change in control occurred before separation from service (or before a specified distribution date, in the case of the Deferred Compensation Plan for Key Employees). With respect to balances attributable to deferral elections made on or after August 1, 2017, and any Company contributions made on or after January 1, 2018, in the event of a change in control, payment of the vested portion of those balances will be made or commence within 90 days following the occurrence of the change in control (even if the participant elected a later distribution date). Additionally, in the event of a change in control, any Company contributions made under the Deferred Compensation Plan for Key Employees and related hypothetical earnings on such contributions become fully vested. Any distributions of account balances made with respect to amounts notionally invested in Post common stock equivalents will be made in the form of shares of Post common stock unless the Corporate Governance and Compensation Committee determines otherwise.
The table below sets forth estimates of the amounts to which each NEO would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees, in the event of (a) the voluntary termination of the NEO’s employment or the NEO’s retirement, (b) the involuntary not for cause termination of the NEO’s employment, (c) the involuntary termination of the NEO’s employment after a change in control or (d) the NEO’s death or disability (in conjunction with a termination), each as if such event had occurred on September 30, 2022.

Name			Voluntary Termination or Retirement ($)		Involuntary Not for Cause Termination ($)		Change in Control followed by Involuntary Termination ($)		Death or Disability ($)
Robert V. Vitale	Cash (Salary and Bonus)		—		7,976,000	(1)	8,545,245	(2)	—
	Value of Stock and Option Awards	(3)	—		8,324,323		33,069,360		26,549,570
	Non-qualified Deferred Compensation	(4)	1,369,766	(5)	1,369,766	(5)	1,369,766	(6)	1,369,766	(5)
	Health Benefits and Insurance		—		2,260		51,129		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		1,369,766		17,747,349		43,055,500		27,919,336

Jeff A. Zadoks	Cash (Salary and Bonus)		—		3,145,000	(1)	3,490,705	(2)	—
	Value of Stock and Option Awards	(3)	—		4,618,883		15,489,836	(8)	12,511,507
	Non-qualified Deferred Compensation	(4)	570,259	(9)	570,259	(9)	570,259	(10)	570,259	(9)
	Health Benefits and Insurance		—		2,260		50,885		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		570,259		8,411,402		19,621,685		13,081,766

Nicolas Catoggio	Cash (Salary and Bonus)		—		3,270,000	(1)	3,630,333	(2)	—
	Value of Stock and Option Awards	(3)	—		878,219		3,867,135		3,304,987
	Non-qualified Deferred Compensation	(4)	—		—		—		—
	Health Benefits and Insurance		—		3,255		73,216		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		—		4,226,474		7,590,684		3,304,987

Diedre J. Gray	Cash (Salary and Bonus)		—		3,145,000	(1)	3,490,705	(2)	—
	Value of Stock and Option Awards	(3)	—		4,170,792		14,412,966	(11)	11,603,043
	Non-qualified Deferred Compensation	(4)	489,210	(12)	489,210	(12)	489,210	(13)	489,210	(12)
	Health Benefits and Insurance		—		3,419		73,216		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		489,210		7,883,421		18,486,097		12,092,253

Mark W. Westphal	Cash (Salary and Bonus)		—		3,020,000	(1)	3,351,077	(2)	—
	Value of Stock and Option Awards	(3)	—		3,126,657		10,149,632		8,433,126
	Non-qualified Deferred Compensation	(4)	80,224		80,224		80,224	(14)	80,224
	Health Benefits and Insurance		—		2,287		51,129		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		80,224		6,304,168		13,652,062		8,513,350
_________
(1)For purposes of this calculation, the Company assumes that performance goals were achieved.
(2)Net present value calculated using a discount rate of 3.67%.
(3)All unvested RSU, PRSU and option awards were valued at the closing price of our common stock on September 30, 2022 of $81.91.
(4)All amounts to be paid in lump sum unless otherwise specified.
(5)Of this amount, $246,920 plus aggregate earnings on such amount would be paid out in five annual installments.
(6)In the event of a change in control without an involuntary termination, Mr. Vitale also would receive this amount.
(7)All salaried employees are generally entitled to two times his or her annual base salary under the Company’s life insurance policies, capped at $700,000.
(8)In the event of a change in control without an involuntary termination, Mr. Zadoks would receive $4,618,883 of this amount.
(9)Of this amount, $147,557 plus aggregate earnings on such amount would be paid out in five annual installments.
(10)In the event of a change in control without an involuntary termination, Mr. Zadoks also would receive this amount.
(11)In the event of a change in control without an involuntary termination, Ms. Gray would receive $4,170,792 of this amount.
(12)Of this amount, $108,698 plus aggregate earnings on such amount would be paid out in ten annual installments.
(13)In the event of a change in control without an involuntary termination, Ms. Gray also would receive this amount.
(14)In the event of a change in control without an involuntary termination, Mr. Westphal would receive $65,254 plus aggregate earnings on such amount.

Employment Agreements
None of our NEOs has an employment agreement with the Company.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company for fiscal year 2022. The annual total compensation of our median employee was $84,123. The annual total compensation of our Chief Executive Officer was $15,485,072. The ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation was 184:1.
The annual total compensation of our median employee and our Chief Executive Officer includes the value of employer-provided health and welfare benefits in the amount of $16,050 and $9,654, respectively, that are not included in the Chief Executive Officer’s total compensation in the Summary Compensation Table above.
SEC rules and regulations require a company to identify the median employee only once every three years, absent significant changes to the company’s employee population, employee compensation arrangements or median employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. As a result of the BellRing Spin-off, the financial results of BellRing and its subsidiaries were no longer consolidated in the Company’s financial statements as of the effective date of the BellRing Spin-off, and so BellRing’s and its subsidiaries’ employees were not included in the Company’s employee population, resulting in a decline in the Company’s number of employees in fiscal year 2022. Therefore, we chose to identify a new median employee for fiscal year 2022 after the employee population of BellRing and its subsidiaries was excluded.

We used the following methodology and material assumptions to identify our new median employee:
•The new median employee was identified using employee information as of July 1, 2022, excluding our Chief Executive Officer. We excluded employees based in China (7), Germany (1), Kenya (147), Spain (5), Uganda (7) and the United Arab Emirates (3) as permitted by SEC rules and regulations, as they represented less than 5% of our employee population. As a result, from our aggregate employee population of approximately 10,300 who were employed by the Company or subsidiaries consolidated in the Company’s financial statements as of July 1, 2022, an employee population of approximately 10,130 was considered in determining our new median employee.
•We used base pay as the consistently applied compensation measure to identify our new median employee. From our employee population, we used statistical sampling to collect additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of our workforce to be our new median employee.
The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules and regulations, based upon the Company’s payroll and employment records and the methodology described above. The ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Robert E. Grote, Chairman
Gregory L. Curl
David P. Skarie

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
(Proxy Item No. 3)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading Compensation Discussion and Analysis beginning on page 21 and the related tables and narrative disclosures beginning on page 38. As a result of the vote at our 2019 annual meeting of shareholders on the frequency that the Company will seek advisory approval of the Company’s executive compensation, we ask our shareholders to approve, on an advisory basis, the Company’s executive compensation every year.
As described in detail under the heading Compensation Discussion and Analysis, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation programs are designed to reward our executive officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:
•Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.
•Compensation should be tied to our overall financial performance.
•Compensation should align the long-term interests of our executives with those of our shareholders.
•Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 21 and the related tables and narrative disclosures beginning on page 38. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the executive officer compensation described in this proxy statement. The Board of Directors unanimously recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 21 and the related compensation tables and narrative disclosures beginning on page 38, as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the Board of Directors or the Corporate Governance and Compensation Committee, and neither the Board of Directors nor the Corporate Governance and Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the Board of Directors and the Corporate Governance and Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During our fiscal year 2022, the Corporate Governance and Compensation Committee was composed of Messrs. Grote and Skarie. Mr. Callison also was a member of the Corporate Governance and Compensation Committee until July 18, 2022, the date of his death. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2022
All non-employee directors receive several different elements of compensation for serving on our Board of Directors. The Corporate Governance and Compensation Committee makes recommendations to our Board of Directors regarding director compensation. Director compensation was determined based upon a benchmarking study prepared by Aon, the Committee’s independent compensation consultant.
All non-employee directors receive an annual retainer of $90,000. The chairman of the Audit Committee receives an additional annual retainer of $20,000 and the chairman of the Corporate Governance and Compensation Committee receives an additional annual retainer of $15,000. The Lead Director receives an additional annual retainer of $25,000.
In addition to cash compensation, all non-employee directors receive an annual grant in the form of RSUs valued at approximately $150,000 (or $250,000 for the non-employee Chairman of the Board) on the date of grant, rounded to the nearest 100 RSUs. All awards fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death. Directors may elect to defer settlement of RSUs until separation from service beginning with grants made in 2020.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.
Under our Deferred Compensation Plan for Non-Management Directors, any non-employee director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in Post common stock equivalents or in a number of mutual funds operated by Vanguard with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% Company matching contribution, also credited in Post common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments. In connection with the BellRing Spin-off, in order to maintain the intrinsic value of any amounts hypothetically invested in Post common stock equivalents, all shares of Post common stock notionally credited to the account of a participant in the plan were adjusted by multiplying the original number of shares by the Equity Adjustment Ratio, with appropriate and applicable adjustments to this formula to account for the unit fund accounting used for the Post common stock equivalents fund by the plan’s administrator.
We have established stock ownership guidelines applicable to all non-employee directors. See Compensation Discussion and Analysis - Other Compensation Policies - Stock Ownership Guidelines on page 34 for more details.
The following table sets forth the compensation paid to non-management directors for fiscal year 2022, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)(6)	Total ($)
Dorothy M. Burwell	90,000	150,444	—	—	29,997	270,441
Edwin H. Callison (1)	103,911	150,444	—	—	34,634	288,989
Gregory L. Curl	90,000	150,444	—	—	29,997	270,441
Thomas C. Erb	90,000	150,444	—	—	29,997	270,441
Robert E. Grote	96,667	150,444	—	—	32,219	279,330
Ellen F. Harshman	90,000	150,444	—	—	29,997	270,441
David W. Kemper	110,000	150,444	—	—	36,663	297,107
Jennifer Kuperman	90,000	150,444	—	—	29,997	270,441
David P. Skarie	90,000	150,444	—	—	29,997	270,441
William P. Stiritz	90,000	247,158	—	—	59,315	396,473
_________
(1)Mr. Callison passed away on July 18, 2022. Accordingly, Mr. Callison’s annual retainer was pro-rated based on the date of his passing. In connection with Mr. Callison’s passing, 2,075 RSUs (increased from 1,400 RSUs in connection with the BellRing Spin-off) that were granted to him pursuant to a Restricted Stock Unit Agreement, dated February 1, 2022, vested pursuant to the terms thereof. Additionally, in connection with Mr. Callison’s passing, a total of 6,522 RSUs (increased from 4,400 RSUs in connection with the BellRing Spin-off and inclusive of the 2,075 RSUs referenced in the preceding sentence) that were granted to him pursuant to Restricted Stock Unit Agreements, dated February 4, 2020, February 2, 2021 and February 1, 2022, which Mr. Callison elected to defer in each case until his separation from service, were settled in full. For additional information about the effect of the BellRing Spin-off on RSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-off on page 32.
(2)These amounts represent the grant date fair value of 1,400 RSUs (2,300 RSUs for Mr. Stiritz) granted on February 1, 2022 (which were increased to 2,075 RSUs (3,410 RSUs for Mr. Stiritz) in connection with the BellRing Spin-off). The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 19 to the Company’s fiscal year

2022 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant, and the stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death.
(3)The number of unvested RSUs held by each non-management director, other than Mr. Stiritz, as of September 30, 2022 was 2,075 RSUs (increased from 1,400 RSUs in connection with the BellRing Spin-off). Mr. Stiritz held 3,410 unvested RSUs (increased from 2,300 RSUs in connection with the BellRing Spin-off) as of September 30, 2022. For additional information about the effect of the BellRing Spin-off on RSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-off on page 32.
(4)As of September 30, 2022, Messrs. Curl, Grote and Skarie each held 22,242 vested SARs (increased from 15,000 vested SARs in connection with the BellRing Spin-off) and Mr. Kemper held 14,828 vested SARs (increased from 10,000 vested SARs in connection with the BellRing Spin-off). All of these SARs fully vested on the third anniversary of the date of grant. Mses. Burwell, Harshman and Kuperman and Messrs. Erb and Stiritz held no SARs at September 30, 2022. For additional information about the effect of the BellRing Spin-off on SARs, see Compensation Discussion and Analysis – Adjustment to Equity Awards Due to the BellRing Spin-off on page 32.
(5)Except for Mr. Stiritz, these amounts represent the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors for all non-management directors who elected to participate in the plan.
(6)For Mr. Stiritz, this amount represents: (a) the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors, which was $29,997; and (b) personal use of aircraft for the fiscal year ended September 30, 2022; the cost for such use was $29,318. Of such $29,318: (i) the incremental cost to us was $24,050, which is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for fiscal year 2022 and multiplying such amount by Mr. Stiritz’s total number of flight hours for non-business use for fiscal year 2022. Incremental costs do not include certain fixed costs that we incur by virtue of owning aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of individuals occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s SIFL formula for imputing taxable income for such use; and (ii) we reimbursed Mr. Stiritz for amounts necessary to offset the impact of income taxes relating to such personal use of aircraft in the amount of $5,268.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 21, 2022, except for one person set forth in the Security Ownership of Management table on page 57. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Shares Outstanding (5)
Route One Investment Company, L.P. (1) One Letterman Drive, Bldg D-Main, Suite DM200, San Francisco, CA 94129	7,000,573	11.7%
Vanguard Group Inc. (2) PO Box 2600 V26, Valley Forge, PA 19482	5,186,589	8.7%
BlackRock Inc. (3) 55 East 52nd Street, New York, NY 10055	4,180,888	7.0%
JPMorgan Chase & Co. (4) 383 Madison Avenue, New York, NY 10017	3,282,626	5.5%
_________
(1)As reported on Schedule 13F filed with the SEC on November 14, 2022 with a report date of September 30, 2022. The filing indicated that as of September 30, 2022, Route One Investment Company, L.P. had sole investment power and sole voting power over all of these shares.
(2)As reported on Schedule 13F filed with the SEC on November 14, 2022 with a report date of September 30, 2022 (represents combined Vanguard Group Inc., Vanguard Fiduciary Trust Co and Vanguard Global Advisers, LLC). The filing indicated that as of September 30, 2022, Vanguard Group Inc. had sole investment power over 5,125,025 of such shares and shared defined investment power over 61,564 of such shares, and had shared voting power over 8,718 of such shares and no voting power over 5,177,871 of such shares.
(3)As reported on Schedule 13F filed with the SEC on November 14, 2022 with a report date of September 30, 2022 (represents combined BlackRock Fund Advisors and BlackRock Institutional Trust Company, N.A.). The filing indicated that as of September 30, 2022, BlackRock Inc. had sole investment power over all of these shares, and had sole voting power over 4,112,880 of these shares and no voting power over 68,008 of these shares.
(4)As reported on Schedule 13F filed with the SEC on November 14, 2022 with a report date of September 30, 2022 (represents combined J.P. Morgan Investment Management Inc. and JPMorgan Funds (Asia) Ltd). The filing indicated that as of September 30, 2022, JPMorgan Chase & Co. shared defined investment power over all of these shares, and had sole voting power over 3,214,666 of these shares and no voting power over 67,960 of these shares.
(5)The number of shares outstanding for purposes of this calculation was the number of shares outstanding as of November 21, 2022 (58,745,614 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (844,571 shares), by all directors, director nominees and executive officers, plus the number of RSUs that vest within 60 days of that date for all directors, director nominees and executive officers (18,673 shares), plus the number of RSUs that all directors, director nominees and executive officers had elected to defer until separation from service (13,075 shares).

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 21, 2022, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned (1)		RSUs and PRSUs Vesting Within 60 Days		Exercisable Options (2)		Total	% of Shares Outstanding (3)(4)	Other Stock-Based Items (5)	Total Stock-Based Ownership
William P. Stiritz	4,654,118	(6)	—		—		4,654,118	7.9%	177,420	4,831,538
Robert V. Vitale	587,227	(7)	—		644,176	(8)	1,231,403	2.1%	2,154	1,233,557
Dorothy M. Burwell	1,600		—		—		1,600	*	3,761	5,361
Gregory L. Curl	13,832		2,075	(9)	22,242	(10)	38,149	*	2,945	41,094
Thomas C. Erb	20,000		—		—		20,000	*	2,242	22,242
Robert E. Grote	7,912	(11)	—		22,242	(10)	30,154	*	28,179	58,333
Ellen F. Harshman	2,750		1,305	(9)	—		4,055	*	6,454	10,509
David W. Kemper	18,200		4,655	(9)	14,828	(10)	37,683	*	14,523	52,206
Jennifer Kuperman	—		415	(9)	—		415	*	2,242	2,657
David P. Skarie	31,834	(12)	4,625	(9)	22,242	(10)	58,701	*	28,431	87,132
Jeff A. Zadoks	68,145		—		28,969		97,114	*	—	97,114
Nicolas Catoggio	2,211		—		—		2,211	*	—	2,211
Diedre J. Gray	58,611	(13)	—		25,157		83,768	*	—	83,768
Mark W. Westphal	65,891	(14)	18,673		64,715		149,279	*	—	149,279
All directors and executive officers as a group (14 people)	5,532,331		31,748		844,571		6,408,650	10.7%	268,351	6,677,001

_________
(1)None of our directors, director nominees or executive officers beneficially owned any equity securities of Post Holdings Partnering Corporation, our publicly-traded affiliate, or had a right to acquire beneficial ownership of any such equity securities.
(2)Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of November 21, 2022, by all directors, director nominees and executive officers.
(3)The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of November 21, 2022 (58,745,614 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual, plus the number of RSUs that vest within 60 days of that date for such individual, plus the number of RSUs that such individual had elected to defer until separation from service.
(4)The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of November 21, 2022 (58,745,614 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (844,571 shares), by all directors, director nominees and executive officers, plus the number of RSUs that vest within 60 days of that date for all directors, director nominees and executive officers (18,673 shares), plus the number of RSUs that all directors, director nominees and executive officers had elected to defer until separation from service (13,075 shares).
(5)Includes indirect interests in shares of our common stock held under our Deferred Compensation Plan for Non-Management Directors. For Mr. Vitale, includes indirect interests in shares of our common stock held under our Executive Savings Investment Plan. Although indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.
(6)Includes 169,369 shares of common stock held in a trust for the benefit of Mr. Stiritz. Mr. Stiritz also has shared voting and investment power with respect to 384,132 shares of common stock held by his wife.
(7)Includes 290,647 shares held in trusts for the benefit of Mr. Vitale, 12,961 shares held in a trust for the benefit of his spouse and 26,388 shares held in trusts for the benefit of his children. Mr. Vitale also has shared voting and investment power with respect to 90,000 shares held by his spouse.
(8)Includes 252,079 exercisable stock options held in a trust for the benefit of Mr. Vitale.
(9)Represents RSUs the director has elected to defer until separation from service from the Board of Directors.
(10)Prior to 2016, our non-management directors (other than our Chairman of the Board) were granted SARs on an annual basis; these SARs became exercisable three years from the date of grant.
(11)Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.
(12)Mr. Skarie has shared voting and investment power with his wife with respect to 432 shares held in his children’s trust.
(13)Ms. Gray has shared voting and investment power with her husband with respect to 42,328 shares held in a revocable trust.
(14)Includes 16,412 shares of common stock held by Mr. Westphal in the Post Holdings, Inc. Savings Investment Plan.

Delinquent Section 16(a) Reports
Our Section 16 officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports also must be furnished to us.
Based solely upon a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all such filing requirements applicable to officers and directors have been complied with during fiscal year 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Governing Related Party Transactions
Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:
•whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;
•the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and
•the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. Nick Stiritz, the adult son of Mr. William Stiritz, our Chairman of the Board, joined Premier Nutrition Company, LLC, a subsidiary of BellRing and a former subsidiary of ours until the BellRing Spin-off on March 10, 2022, as a Brand Manager in November 2013. Mr. Nick Stiritz was a Senior Director of Marketing of Premier Nutrition Company, LLC during fiscal year 2022. In fiscal year 2022, his total compensation exceeded $120,000, including an annual base salary of $241,991, a target bonus of 30% of his base salary and 2,617 RSUs for shares of BellRing Class A common stock with a grant date fair value of $69,979 (computed in accordance with FASB ASC Topic 718, and converted into RSUs for shares of BellRing common stock after the BellRing Spin-off, with the number of RSUs adjusted to 2,922 RSUs in order to maintain the intrinsic value of the outstanding equity award that was granted before the completion of the BellRing Spin-off). In November 2021 and November 2022, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction. In setting Mr. Nick Stiritz’s compensation, we and BellRing and its subsidiaries followed the same policies and practices that have historically been used to set compensation for other similarly-situated employees.

Mr. Thomas Erb, a member of our Board of Directors, is the Chairman Emeritus of the law firm of Lewis Rice. Lewis Rice is one of our main outside law firms, and we pay Lewis Rice its customary fees for its services, which consisted of approximately $2.8 million for fiscal year 2022. Mr. Erb does not have a direct material interest in the payment of such fees, but has an indirect interest as a member of Lewis Rice. Because of the relationship with and fees paid to Lewis Rice, the Board did not deem Mr. Erb independent as of May 2021 when he was appointed to the Board of Directors. In November 2021 and November 2022, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction.

OTHER MATTERS

Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $14,000 plus expenses. We have agreed to indemnify Georgeson LLC against certain losses arising out of or relating to its performance of such services. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone, email, facsimile, the Internet or personal contact. Our employees will not receive additional compensation for these activities.

Shareholder Director Nominations and Proposals for the 2024 Annual Meeting
On November 16, 2022, the Board of Directors approved and adopted new Amended and Restated Bylaws to, among other things, align our bylaws with the universal proxy rules adopted by the SEC and to change the advance notice window for a shareholder to provide notice of the nomination of a director from not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting to not less than 120 days nor more than 150 days prior to the first anniversary of the prior year’s annual meeting.
Accordingly, under our new Amended and Restated Bylaws, to be considered at the 2024 annual meeting of shareholders, a shareholder’s nomination of a director must generally be received by our corporate secretary between August 29, 2023 and September 28, 2023 and must include the nominee’s consent to being nominated, appropriate biographical information of the nominee (including principal occupation for the previous five years and business and residential addresses), a representation that the shareholder intends to solicit in favor of such nominee proxies from the holders of our shares representing at least 67% of the voting power of shares entitled to vote on the election of our directors and other relevant information, as outlined in our new Amended and Restated Bylaws. In addition, to comply with the universal proxy rules, the shareholder’s notice of a director nomination received no later than September 28, 2023 must include any additional information required by Rule 14a-19 under the Exchange Act, and the shareholder must comply with the other requirements set forth under Rule 14a-19.
Shareholders who desire to present any other business at an annual meeting of shareholders also must follow certain procedures. Generally, to be considered at the 2024 annual meeting of shareholders, a shareholder proposal not to be included in the proxy statement and notice of meeting must be received by our corporate secretary between September 28, 2023 and October 28, 2023. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2024 annual meeting of shareholders, then it must be received by our corporate secretary no later than August 7, 2023 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri.
A copy of our new Amended and Restated Bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.

Form 10-K and Other Filings
Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, shareholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary. These documents also are available on our website at www.postholdings.com and the website of the SEC at www.sec.gov. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2022 annual report to shareholders may be viewed online at www.envisionreports.com/POST and on our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 2 of this proxy statement. There, you also will find information about attending the virtual annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

List of Shareholders
For a period of 10 days prior to the virtual annual meeting, a complete list of the shareholders entitled to vote at the annual meeting will be available and open to the inspection of any shareholder during normal business hours at our principal executive offices at 2503 S. Hanley Road, St. Louis, Missouri 63144. A complete list of shareholders entitled to vote at the annual meeting also will be available at the annual meeting website during the meeting.

Householding
SEC rules allow delivery of a single proxy statement and annual report to shareholders to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to shareholders, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers, and consequently, such shareholders may receive only one proxy statement and annual report to shareholders. Shareholders who prefer to receive separate copies of the proxy statement and annual report to shareholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to shareholders by notifying our corporate secretary and those materials will be delivered promptly. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report to shareholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.

By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

December 5, 2022

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.
Available 24 hours a day, 7 days a week!

Proxies for shares owned through the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan and the BellRing Brands, Inc. 401(k) Plan must be received by 11:59 p.m. Eastern Time on January 23, 2023.
Online Go to www.envisionreports.com/POST or scan the QR code - login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/POST
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
2023 Annual Meeting Proxy Card
▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Item No. 1 and FOR Item Nos. 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 – Dorothy M. Burwell	☐	☐	☐	02 – Robert E. Grote	☐	☐	☐	03 – David W. Kemper	☐	☐	☐
04 – Robert V. Vitale	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2023.	☐	☐	☐	3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

C. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please provide your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

POST HOLDINGS, INC.
2023 ANNUAL MEETING OF SHAREHOLDERS
Post Holdings, Inc.’s 2023 Annual Meeting of Shareholders will be held exclusively online on Thursday, January 26, 2023 at 9:00 a.m., Central Time. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https://www.meetnow.global/M7U9GKP. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Please refer to the Proxy Statement for additional information. There is no physical location for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
The notice, proxy statement and Post Holdings, Inc. annual report to shareholders for the fiscal year ended September 30, 2022 are available at www.envisionreports.com/POST.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/POST

▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JANUARY 26, 2023

VIRTUAL MEETING TO BE CONDUCTED ONLINE AT
https://meetnow.global/M7U9GKP

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 26, 2023 at 9:00 a.m., Central Time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of Post Holdings, Inc. which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of Post Holdings, Inc. credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2 AND 3.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)